Exhibit 2.5

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                           ASSET EXCHANGE AGREEMENT



                        dated as of September 24, 1996


                                     among


                                  WHFS, INC.,

                LIBERTY BROADCASTING OF MARYLAND INCORPORATED,


                            SFX BROADCASTING, INC.


                                      and


                                   CBS INC.



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                               TABLE OF CONTENTS


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                                   ARTICLE 1

                              EXCHANGE OF ASSETS

1.1      Transfer of SFX Station Assets..................    1
1.2      SFX Excluded Assets.............................    3
1.3      Transfer of CBS Stations Assets.................    4
1.4      CBS Excluded Assets.............................    6


                                   ARTICLE 2

                           ASSUMPTION OF OBLIGATIONS

2.1      Assumption of Obligations by CBS................    6
2.2      SFX Retained Liabilities........................    7
2.3      Assumption of Obligations by SFX................    7
2.4      CBS Retained Liabilities........................    7


                                   ARTICLE 3

                            PRORATION AND VALUATION

3.1      Proration of Income and Expenses................    8
3.2      Value of Exchanged Assets.......................    8


                                   ARTICLE 4

                                    CLOSING

4.1      Closing.........................................    9







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                                   ARTICLE 5

                             GOVERNMENTAL CONSENTS

5.1      FCC Consent.....................................   10
5.2      FCC Applications................................   10
5.3      Compliance with HSRA............................   11






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                                   ARTICLE 6

           REPRESENTATIONS AND WARRANTIES OF SFX AND SFX
                                 BROADCASTING

6.1      Organization and Standing.......................   11
6.2      Authorization and Binding Obligation............   11
6.3      Absence of Conflicting Agreements or Required
           Consents......................................   12
6.4      Government Authorizations.......................   12
6.5      Compliance with Regulations.....................   13
6.6      Taxes...........................................   14
6.7      Personal Property...............................   14
6.8      Real Property...................................   15
6.9      Contracts.......................................   16
6.10     Sufficiency of Assets...........................   16
6.11     Environmental; Industrial Hygiene and Safety....   16
6.12     SFX Intellectual Property.......................   17
6.13     Financial Statements............................   17
6.14     Personnel.......................................   18
6.15     SFX Employee Benefit Plans......................   18
6.16     Litigation......................................   19
6.17     Compliance with Laws............................   19
6.18     Commissions or Finder's Fees....................   20
6.19     Insurance.......................................   20
6.20     Undisclosed Obligations.........................   20
6.21     No Material Adverse Change......................   20


                                   ARTICLE 7

               REPRESENTATIONS AND WARRANTIES OF CBS

7.1      Organization and Standing.......................   21
7.2      Authorization and Binding Obligations...........   21
7.3      Absence of Conflicting Agreements or Required
           Consents......................................   21
7.4      Government Authorizations.......................   22
7.5      Compliance with Regulations.....................   23
7.6      Taxes...........................................   23






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7.7      Personal Property...............................   24
7.8      Real Property...................................   24
7.9      Contracts.......................................   25
7.10     Sufficiency of Assets...........................   26
7.11     Environmental; Industrial Hygiene and
           Safety........................................   26
7.12     CBS Intellectual Property.......................   26
7.13     Financial Statements............................   27
7.14     Personnel.......................................   27
7.15     Employee Benefit Plans..........................   28
7.16     Litigation......................................   28
7.17     Compliance with Laws............................   29
7.18     Commissions or Finder's Fees....................   29
7.19     Insurance.......................................   29
7.20     Undisclosed Obligations.........................   29
7.21     No Material Adverse Change......................   29


                                   ARTICLE 8

                               COVENANTS OF SFX

8.1      Records.........................................   30
8.2      Employee Matters................................   30
8.3      Sales Representation Agreement..................   31


                                   ARTICLE 9

                               COVENANTS OF CBS

9.1      Records.........................................   31
9.2      Employee Matters................................   32
9.3      Sales Representative Agreement..................   33


                                  ARTICLE 10

                               MUTUAL COVENANTS







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10.1     Pre-Closing Covenants...........................   33
10.2     Notification....................................   37
10.3     No Inconsistent Action..........................   37
10.4     Closing Covenant................................   37
10.5     Other Items.....................................   37
10.6     Conditions......................................   37
10.7     Confidentiality.................................   38
10.8     Cooperation.....................................   38
10.9     Control of Stations.............................   38
10.10    Consents to Assignment..........................   38
10.11    Waiver of Compliance with Bulk Sales Law........   39
10.12    Accounts Receivable.............................   39
10.13    Completion of Schedules.........................   39



                                  ARTICLE 11

                         CONDITIONS OF CLOSING BY CBS

11.1     Representations, Warranties and Covenants.......   40
11.2     Governmental Consents...........................   41
11.3     Governmental Authorizations.....................   41
11.4     Adverse Proceedings.............................   41
11.5     Legal Opinion...................................   41
11.6     Board Approval..................................   41
11.7     Third-Party Consents............................   42
11.8     Closing Documents...............................   42
11.9     Financing Statements............................   42
11.10    Environmental Condition.........................   42
11.11    Due Diligence...................................   42


                                  ARTICLE 12

               CONDITIONS OF CLOSING BY SFX AND SFX
                                 BROADCASTING

12.1     Representations, Warranties and Covenants.......   43
12.2     Governmental Consents...........................   43






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12.3     Government Authorization........................   43
12.4     Adverse Proceedings.............................   43
12.5     Legal Opinion...................................   44
12.6     Third-Party Consents............................   44
12.7     Closing Documents...............................   44
12.8     Financing Statements............................   44
12.9     Environmental Condition.........................   44
12.10    Due Diligence...................................   44


                                  ARTICLE 13

                EXPENSES; TRANSFER TAXES; AND FEES

13.1     Expenses; Transfer Taxes........................   44
13.2     Appraisal Fee...................................   45


                                  ARTICLE 14

               DOCUMENTS TO BE DELIVERED AT CLOSING

14.1     SFX's Documents.................................   45
14.2     CBS's Documents.................................   46


                                  ARTICLE 15

                                INDEMNIFICATION

15.1     SFX's Indemnities...............................   47
15.2     CBS's Indemnities...............................   48
15.3     Survival of Representations and Warranties......   48
15.4     Procedures......................................   49
15.5     Limits on and Conditions of Indemnification.....   50


                                  ARTICLE 16

                              TERMINATION RIGHTS






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16.1     Termination.....................................   51
16.2     Liability.......................................   52
16.3     Unwind..........................................   52


                                  ARTICLE 17

                           MISCELLANEOUS PROVISIONS

17.1     Specific Performance............................   52
17.2     Risk of Loss....................................   52
17.3     Further Assurances..............................   53
17.4     Benefit and Assignment..........................   53
17.5     Headings........................................   53
17.6     Governing Law...................................   53
17.7     Notices.........................................   53
17.8     Counterparts....................................   54
17.9     No Third Party Beneficiaries....................   54
17.10    Public Announcements............................   54
17.11    Exclusive Jurisdiction and Consent to Service
           to Process....................................   54
17.12    Severability....................................   55
17.13    Amendments and Waivers..........................   55
17.14    Certain Definitions and Usage...................   55
17.15    Entire Agreement................................   56


Schedule 1.2.5  SFX Excluded Assets
Schedule 1.4.5  CBS Excluded Assets
Schedule 3.2    Value of Exchanged Assets
Schedule 6.3    No Conflicts, etc.
Schedule 6.4    SFX Station Licenses and FCC Matters
Schedule 6.7    SFX Tangible Personal Property
Schedule 6.8    SFX Real Estate and SFX Real Estate
                    Contracts
Schedule 6.9    SFX Contracts
Schedule 6.11   SFX Environmental Matters
Schedule 6.12   SFX Intellectual Property
Schedule 6.13   SFX Financial Statements





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Schedule 6.14   SFX Station Personnel, etc.
Schedule 6.15   SFX Employee Benefit Plans
Schedule 6.16   SFX Litigation
Schedule 6.17   SFX Compliance with Laws
Schedule 6.19   SFX Insurance Policies
Schedule 6.20   SFX Other Liabilities
Schedule 6.21   SFX Material Adverse Change
Schedule 7.3    No Conflicts, etc.
Schedule 7.4    CBS Stations Licenses and FCC Matters
Schedule 7.7    CBS Tangible Personal Property
Schedule 7.8    CBS Real Estate Contracts
Schedule 7.9    CBS Contracts
Schedule 7.11   CBS Environmental Matters
Schedule 7.12   CBS Intellectual Property
Schedule 7.13   CBS Financial Statements
Schedule 7.14   CBS Stations Personnel, etc.
Schedule 7.15   CBS Employee Benefit Plans
Schedule 7.16   CBS Litigation
Schedule 7.17   CBS Compliance with Laws
Schedule 7.19   CBS Insurance Policies
Schedule 7.20   CBS Other Liabilities
Schedule 7.21   CBS Material Adverse Change
Schedule 11.5   SFX Legal Opinion
Schedule 12.5   CBS Legal Opinion








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                                                                EXECUTION COPY








                           ASSET EXCHANGE AGREEMENT


      THIS ASSET EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of this 25th day of September, 1996, by and among WHFS, INC. and LIBERTY BROADCASTING OF MARYLAND INCORPORATED, both of which are Maryland corporations (collectively, "SFX"), and SFX BROADCASTING, INC., a Delaware corporation ("SFX Broadcasting"), and all the foregoing corporations have their principal place of business at 150 East 58th Street, New York, New York 10155, and CBS INC. ("CBS"), a New York corporation with its principal place of business at 51 West 52nd Street, New York, New York 10019-6188.

                             W I T N E S S E T H:

      WHEREAS, SFX owns and operates radio station WHFS-FM in Washington, D.C. (the "SFX Station") pursuant to licenses issued by the Federal Communications Commission ("FCC"); and

      WHEREAS, CBS owns and operates radio station KTXQ-FM in Fort Worth, Texas and KRRW(FM) in Dallas, Texas (collectively, the "CBS Stations") pursuant to licenses issued by the FCC; and

      WHEREAS, SFX and CBS desire to exchange certain assets of the SFX Station for certain assets of the CBS Stations, on the terms and subject to the conditions set forth herein; and

      WHEREAS, the transaction contemplated by this Agreement is intended to be a like-kind exchange of assets between SFX and CBS in accordance with the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code").










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      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                              EXCHANGE OF ASSETS

      1.1 Transfer of SFX Station Assets. On the Closing Date, SFX shall exchange, assign, transfer and convey to CBS, and CBS shall acquire and assume from SFX, substantially all of the assets, properties, interests and rights of SFX of whatsoever kind and nature, real and personal, tangible and intangible, owned or leased by SFX, which are used or held for use primarily in the operation of the SFX Station, and which, in the case of physical or tangible assets and properties, are located at the SFX Station's broadcasting studios, offices and transmitter site in Washington, D.C., as the same shall exist on the Closing Date, including the following (but excluding the assets specified in Section 1.2) (the "SFX Station Assets"):

           1.1.1 all of SFX's rights in and to the licenses, permits and other authorizations issued to SFX by any governmental authority and included in the SFX Station Assets, including those issued by the FCC (the latter hereafter referred to as the "SFX Station Licenses") described in Schedule 6.4 along with renewals or modifications of such items between the date hereof and the Closing Date as well as all of SFX's rights in and to the call letters "WHFS-FM";

           1.1.2 all of SFX's owned real estate used or held for use primarily in the operation of the SFX Station, including the land, building and fixtures, more fully described in Section 6.8 and Schedule 6.8, together with any additions thereto between the date hereof and the Closing Date (the "SFX Real Estate");









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           1.1.3 all equipment, office furniture and fixtures, office materials and supplies, inventory, spare parts and other tangible personal property of every kind and description, and SFX's rights therein, owned, leased or held by SFX for use primarily in the operation of the SFX Station, together with any replacements of equal quality thereof and additions thereto, made between the date hereof and the Closing Date, and less any retirements or dispositions thereof made between the date hereof and the Closing Date in the ordinary course of business and consistent with past practices of SFX and in accordance with this Agreement;

           1.1.4 all of SFX's rights in and under certain contracts, agreements or leases, written or oral, described in Schedules 6.8 and 6.9 (the "SFX Contracts");

           1.1.5 all of SFX's rights in and to the trademarks, trade names, service marks, franchises, copyrights, including registrations and applications for registration of any of them, jingles, logos and slogans or licenses to use the same described in Schedule 6.12 (the "SFX Intellectual Property") and any additions thereto between the date hereof and the Closing Date;

           1.1.6 all of SFX's rights in and to the files, records, and books of account, which are located at the premises of the SFX Station or are used or held for use primarily in the operation of the SFX Station, including programming information and studies, technical information and engineering data, news and advertising studies or consulting reports, marketing and demographic data, sales correspondence, lists of advertisers, promotional materials, credit and sales reports and filings with the FCC, copies of all written SFX Contracts to be assigned hereunder, employee records, logs and all software programs used primarily in connection with the operation of the SFX Station; and

           1.1.7  all of SFX's rights under manufacturers' and








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vendors' warranties relating to items included in the SFX Station Assets and all similar rights against third parties relating to items included in the SFX Station Assets.

      The SFX Station Assets shall be transferred to CBS free and clear of all debts, security interests, mortgages, trusts, claims, pledges, conditional sales agreements or other liens, liabilities and encumbrances whatsoever ("Liens").

      1.2 SFX Excluded Assets. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that the SFX Station Assets shall not include the following assets along with all rights, title and interest therein (the "SFX Excluded Assets"):

           1.2.1 all cash, cash equivalents or similar type investments of SFX, such as certificates of deposit, Treasury bills and other marketable securities on hand and/or in banks;

           1.2.2 all of SFX's accounts receivable for services performed by SFX in connection with its operation of the SFX Station prior to the Closing Date;

           1.2.3 SFX's corporate seal, minute books, charter documents, corporate stock record books and such other books and records as pertain to the organization, existence or share capitalization of SFX and duplicate copies of such records as are necessary to enable SFX to file its tax returns and reports as well as any other records or materials relating to SFX generally and not involving specific aspects of the SFX Station's operations;

           1.2.4 the use of the name and mark SFX Broadcasting and any derivation therefrom;

           1.2.5 all other rights, interests or intangible assets of SFX which are not used in or held for use primarily in the








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operation of the SFX Station or which are listed in
Schedule 1.2.5; and

           1.2.6 all profit sharing or cash or deferred (Section 401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by SFX for the SFX Station.

      1.3 Transfer of CBS Stations Assets. On the Closing Date, CBS shall exchange, transfer, assign and convey to SFX, and SFX shall acquire and assume from CBS, substantially all of the assets, properties, interests and rights of CBS of whatsoever kind and nature, real and personal, tangible and intangible, owned or leased by CBS, which are used or held for use primarily in the operation of the CBS Stations, and which, in the case of physical or tangible assets and properties, are located at the CBS Stations' broadcasting studios, offices and transmitter sites in Fort Worth and Dallas, Texas, as the same shall exist on the Closing Date, including the following (but excluding the assets specified in Section 1.4) (the "CBS Stations Assets"):

           1.3.1 all of CBS's rights in and to the licenses, permits and other authorizations issued to CBS by any governmental authority and included in the CBS Stations Assets, including those issued by the FCC (the latter hereafter referred to as the "CBS Stations Licenses") described in Schedule 7.4 along with renewals or modifications of such items between the date hereof and the Closing Date as well as all of CBS's rights in and to the call letters "KKRW-FM";

           1.3.2 all of CBS's rights to lease and use the real estate used or held for use primarily in the operation of the CBS Stations, including the land, building and fixtures, more fully described in Section 7.8 and Schedule 7.8, together with any additions thereto between the date hereof and the Closing Date (the "CBS Real Estate");

           1.3.3 all equipment, office furniture and fixtures, office materials and supplies, inventory, spare parts and other tangible personal property of every kind and description, and CBS's rights therein, owned, leased or held by CBS for use primarily in the operation of the CBS Stations, together with any replacements of equal quality thereof and additions thereto, made








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between the date hereof and the Closing Date, and less any retirements or dispositions thereof made between the date hereof and the Closing Date in the ordinary course of business and consistent with past practices of CBS and in accordance with this Agreement;

           1.3.4 all of CBS's rights in and under certain contracts, agreements or leases, written or oral, described in Schedules 7.8 and 7.9 (the "CBS Contracts");

           1.3.5 all of CBS's rights in and to the trademarks, trade names, service marks, franchises, copyrights, including registrations and applications for registration of any of them, jingles, logos and slogans or licenses to use the same described in Schedule 7.12 (the "CBS Intellectual Property") and any additions thereto between the date hereof and the Closing Date;

           1.3.6 all of CBS's rights in and to the files, records, and books of account, which are located at the premises of the CBS Stations or are used or held for use primarily in the operation of the CBS Stations, including programming information and studies, technical information and engineering data, news and advertising studies or consulting reports, marketing and demographic data, sales correspondence, lists of advertisers, promotional materials, credit and sales reports and filings with the FCC, copies of all written CBS Contracts to be assigned hereunder, employee records, logs and all software programs used primarily in connection with the operation of the CBS Stations; and

           1.3.7 all of CBS's rights under manufacturers' and vendors' warranties relating to items included in the CBS Stations Assets and all similar rights against third parties relating to items included in the CBS Stations Assets.

      The CBS Stations Assets shall be transferred to SFX free and clear of all Liens.

      1.4 CBS Excluded Assets. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that the CBS Stations Assets shall not include the following








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assets along with all rights, title and interest therein (the "CBS Excluded
Assets"):

           1.4.1 all cash, cash equivalents or similar type investments of CBS, such as certificates of deposit, Treasury bills and other marketable securities on hand and/or in banks;

           1.4.2 all of CBS's accounts receivable for services performed by CBS in connection with its operation of the CBS Stations prior to the Closing Date;

           1.4.3 CBS's corporate seal, minute books, charter documents, corporate stock record books and such other books and records as pertain to the organization, existence or share capitalization of CBS and duplicate copies of such records as are necessary to enable CBS to file its tax returns and reports as well as any other records or materials relating to CBS generally and not involving specific aspects of the CBS Stations' operations;

           1.4.4  the use of the name and mark CBS, CBS
Broadcasting and any derivation therefrom;

           1.4.5 all other rights, interests or intangible assets of CBS which are not used in or held for use primarily in the operation of the CBS Stations or which are listed in Schedule 1.4.5; and

           1.4.6 all profit sharing or cash or deferred (Section 401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by CBS for the CBS Stations.

                                   ARTICLE 2

                           ASSUMPTION OF OBLIGATIONS

      2.1 Assumption of Obligations by CBS. Subject to the provisions of this
Section 2.1 and Section 2.2, on the Closing Date, CBS shall assume and undertake to pay, satisfy or discharge the liabilities, obligations and commitments of SFX arising or to be performed on or after the Closing Date under (i) the SFX








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Contracts listed in Schedules 6.8 and 6.9 and (ii) any other contracts entered into between the date hereof and the Closing Date which CBS may in its sole discretion expressly agree in writing to assume. All of the foregoing liabilities and obligations shall be referred to herein collectively as the "CBS Assumed Liabilities."

      2.2 SFX Retained Liabilities. Except as expressly set forth in Section 2.1, CBS shall not assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any liabilities, obligations or commitments of SFX of any nature whatsoever. All of such liabilities and obligations shall be referred to herein collectively as the "SFX Retained Liabilities."

      2.3 Assumption of Obligations by SFX. Subject to the provisions of this
Section 2.3 and Section 2.4, on the Closing Date, SFX shall assume and undertake to pay, satisfy or discharge the liabilities, obligations and commitments of CBS arising or to be performed on or after the Closing Date under (i) the CBS Contracts listed in Schedules 7.8 and 7.9 and (ii) any other contracts entered into between the date hereof and the Closing Date which SFX may in its sole discretion expressly agree in writing to assume. All of the foregoing liabilities and obligations shall be referred to herein collectively as the "SFX Assumed Liabilities."

      2.4 CBS Retained Liabilities. Except as expressly set forth in Section 2.3, SFX expressly does not, and shall not, assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any liabilities, obligations or commitments of CBS of any nature whatsoever. All of such liabilities and obligations shall be referred to herein collectively as the "CBS Retained Liabilities."










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                                   ARTICLE 3

                            PRORATION AND VALUATION

      3.1  Proration of Income and Expenses.

           3.1.1 Except as otherwise provided herein, all income and expenses arising from the conduct of the business and operations of the SFX Station and the CBS Stations shall be prorated between CBS and SFX in accordance with generally accepted accounting principles as of the Closing Date. Such prorations shall include all real estate and other property taxes (but excluding taxes arising by reason of the transfer of the SFX Station Assets and CBS Stations Assets (collectively referred to as the "Station Assets") as contemplated hereby, which, shall be paid as set forth in Article 13), business and license fees, music and other license fees, wages and salaries of employees, including accruals up to the Closing Date for bonuses, commissions, sick pay and similar prepaid and deferred items (but excluding vacation which shall be governed by Sections 8.2.3 and 9.2.3) attributable to the ownership and operation of the SFX Station and the CBS Stations (collectively referred to as the "Stations").

           3.1.2 The prorations and adjustments contemplated by this Section, to the extent practicable, shall be made on the Closing Date and the party owing any net amount hereunder shall pay such amount to the other party on such date. As to those prorations and adjustments not capable of being ascertained on the Closing Date, an adjustment and proration shall be made within ninety (90) calendar days of the Closing Date.

           3.1.3 In the event of any disputes between the parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at the time provided in Section 3.1.2 and such disputes shall be determined by an independent certified public accountant mutually acceptable to the parties, and the fees and expenses of such accountant shall be paid one-half by SFX and one-half by CBS.

      3.2  Value of Exchanged Assets.  As set forth on
Schedule 3.2 which shall be agreed upon and delivered at the








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Closing, (a) the SFX Station Assets consisting of tangible personal property are being exchanged for the CBS Stations Assets consisting of tangible personal property; (b) the SFX Station Assets, if any, consisting of real property are being exchanged for the CBS Stations Assets, if any, consisting of real property; and (c) the SFX Station Assets consisting of intangible property are being exchanged for the CBS Stations Assets consisting of intangible property. The parties further agree that the values on the Closing Date of the respective SFX Station Assets and the respective CBS Stations Assets will be based on an appraisal of such assets by an independent valuation firm selected by CBS and approved by SFX. The appraised values will be reflected on Schedule 3.2 and the parties will not take any position inconsistent with such values and will prepare and file all returns and reports relating to the exchange contemplated by this Agreement, including all federal, state and local income tax returns, in a manner which is consistent with Schedule 3.2.


                                   ARTICLE 4

                                    CLOSING

      4.1 Closing. Except as otherwise mutually agreed upon by SFX and CBS, the consummation of the transactions contemplated herein (the "Closing") shall occur within ten (10) business days after the FCC Consent (as defined in Section 5.1) has been obtained (whether or not the order giving the FCC Consent has become final) and the expiration of the applicable waiting period under the HSRA (as defined in Section 5.3), or such other date as may be mutually agreed to by the parties but in no event later than June 30, 1997 ("Closing Date"). The Closing shall be deemed effective as of 11:59 p.m. on the Closing Date. The Closing shall be held at the offices of SFX in New York or at such other place as the parties hereto may agree.










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                                   ARTICLE 5

                             GOVERNMENTAL CONSENTS

      5.1 FCC Consent. It is specifically understood and agreed by CBS and SFX that the Closing and the assignment of the SFX Station Licenses and the CBS Stations Licenses (collectively referred to as the "Station Licenses") and the transfer of the Station Assets is expressly conditioned on and is subject to the prior consent and approval of the FCC (whether or not the order giving the FCC Consent has become final) ("FCC Consent") without the imposition of any conditions on the transfer of the Station Licenses which are materially adverse to either party.

      5.2 FCC Applications. Promptly upon the execution of this Agreement, the parties shall proceed to prepare for filing the necessary FCC applications for assignment of the Station Licenses (the "FCC Applications"), which shall be filed no later than ten (10) business days after the date hereof. SFX and CBS shall thereafter prosecute the FCC Applications with all reasonable diligence and otherwise use their best efforts to obtain the grant of the FCC Applications as expeditiously as practicable (but neither SFX nor CBS shall have any obligation to satisfy complainants or the FCC by taking any steps which would have a Material Adverse Effect (as defined in Section 17.14) on it or any of its Affiliates (as defined in Section 17.14) or with respect to the SFX Station Assets or the CBS Stations Assets, as applicable). If the FCC Consent imposes any condition on either party hereto, such party shall use its best efforts to comply with such condition; provided, however, that neither party shall be required hereunder to comply with any condition which would have a Material Adverse Effect on it or any of its Affiliates or with respect to the SFX Station Assets or the CBS Stations Assets, as applicable. If reconsideration or judicial review is sought with respect to the FCC Consent, the party affected shall vigorously oppose such efforts for reconsideration or judicial review; provided, however, that nothing herein shall be construed to limit either party's right to terminate this Agreement pursuant to Article 16.

      5.3 Compliance with HSRA. SFX and CBS shall make or cause to be made in a timely fashion, and in any event within fifteen








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(15) business days after the date hereof, all filings which are required in connection with the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSRA"), and shall furnish to the other party all information that the other reasonably requests in connection with such filings. The parties shall promptly comply with all requests for further documents and information made by any governmental department or agency in connection with such filings and shall use their best efforts to obtain early termination of all waiting periods under the HSRA. The transfer of the Station Assets hereunder is conditioned upon the expiration of the applicable waiting period under the HSRA without the institution of any action with respect to the consummation of the transactions contemplated hereunder.


                                   ARTICLE 6

  REPRESENTATIONS AND WARRANTIES OF SFX AND SFX BROADCASTING

      SFX and SFX Broadcasting hereby make the following representations and warranties to CBS, each of which is true and correct on the date hereof, shall remain true and correct for the period specified in Section 15.3, shall be unaffected by any investigation heretofore or hereafter made by CBS, or any notice to CBS other than in the schedules to this Agreement and shall survive the Closing.

      6.1 Organization and Standing. Each of SFX and SFX Broadcasting is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in the State of Texas. SFX has the corporate power and authority to own, lease and operate the SFX Station Assets and to carry on the business of the SFX Station as now being conducted and as proposed to be conducted by SFX between the date hereof and the Closing Date.

      6.2 Authorization and Binding Obligation. SFX and SFX Broadcasting have the corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and SFX's and SFX Broadcasting's execution, delivery and performance of this Agreement, and the transactions contemplated








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hereby have been duly and validly authorized by all necessary corporate action on their part. This Agreement has been duly executed and delivered by SFX and SFX Broadcasting and this Agreement constitutes, and the agreements to be executed in connection herewith will constitute, the valid and binding obligation of SFX and SFX Broadcasting enforceable against SFX and SFX Broadcasting in accordance with their terms.

      6.3 Absence of Conflicting Agreements or Required Consents. Except as set forth in Article 5 with respect to governmental consents, Schedules 6.8 and 6.9 with respect to consents required in connection with the assignment of certain SFX Contracts and as set forth in Schedule 6.3 with respect to any other consents, the execution, delivery and performance of this Agreement by SFX and SFX Broadcasting: (a) do not require the consent of any third party;
(b) will not conflict with, result in a breach of, or constitute a violation of or default under, the provisions of SFX's or SFX Broadcasting's articles of incorporation or By-laws or any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which any of SFX or SFX Broadcasting is a party or by which they or the SFX Station Assets are bound; (c) will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any SFX Contract, agreement, instrument, license or permit to which SFX, SFX Broadcasting or the SFX Station Assets are now subject; and (d) will not result in the creation of any Lien on any of the SFX Station Assets.

      6.4 Government Authorizations. Schedule 6.4 contains a true and complete list of the SFX Station Licenses and other material licenses, permits or other authorizations from governmental and regulatory authorities which are required for the lawful conduct of the business and operations of the SFX Station in the manner and to the full extent it is presently conducted. SFX is the authorized legal holder of the SFX Station Licenses and other licenses, permits and authorizations listed in Schedule 6.4, none of which is subject to any restrictions or conditions which would limit in any respect the full operation of the SFX Station as now operated. Except as set forth in Schedule 6.4, there are no applications, complaints or








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proceedings pending or, to the best of SFX's knowledge, threatened as of the date hereof before the FCC relating to the business or operations of the SFX Station other than applications, complaints or proceedings which affect the broadcasting industry generally. SFX has delivered to CBS true and complete copies of the SFX Station Licenses, including any and all amendments and other modifications thereto. The SFX Station Licenses and the other licenses, permits or other authorizations from governmental and regulatory authorities listed in Schedule 6.4 are in good standing, are in full force and effect and are unimpaired by any act or omission of SFX or its officers, directors or employees; and the operation of the SFX Station is in accordance with the SFX Station Licenses and the underlying construction permits. No proceedings are pending or, to the knowledge of SFX, are threatened which may result in the revocation, modification, non-renewal or suspension of the SFX Station Licenses, the denial of any pending applications, the issuance of any cease and desist order, the imposition of any administrative actions by the FCC with respect to the SFX Station Licenses or which may affect SFX's ability to continue to operate the SFX Station as it is currently operated. The SFX Station is licensed by the FCC to operate, and is operating, with maximum facilities for its class. The SFX Station is not short-spaced, on a grandfathered basis or otherwise, to any existing station, outstanding construction permit or pending application therefor, or to any existing or proposed broadcast radio allotment. SFX has not received any complaint that the SFX Station is causing objectionable interference to the transmissions of any other broadcast station or communications facility. To the best of SFX's knowledge, no other broadcast station or communications facility is causing objectionable interference to the Station's transmissions or the public's reception of such transmissions. SFX has no reason to believe that the SFX Station Licenses will not be renewed in the ordinary course. All material reports, forms and statements required to be filed by SFX with the FCC with respect to the SFX Station since the grant of the last renewal of the SFX Station Licenses have been filed and are substantially complete and accurate. To the best of SFX's knowledge, there are no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify SFX as an assignor of the SFX Station Licenses or an assignee of the CBS Stations Licenses.








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      6.5 Compliance with Regulations. The operation of the SFX Station and all of the SFX Station Assets are in compliance with (i) all applicable engineering standards required to be met under applicable FCC rules, and (ii) all other applicable federal, state and local rules, regulations, requirements and policies, including all applicable painting and lighting requirements of the FCC and the Federal Aviation Administration and ANSI Radiation Standards C95.1 - 1982 to the extent required to be met under applicable FCC rules and regulations, and there are no existing claims known to SFX to the contrary.

      6.6 Taxes. All federal, state and local income, franchise, sales, use, property, excise, payroll and other tax returns and reports required to be filed by law where the failure to file such returns on a duly and timely basis could result in a Lien on the SFX Station Assets or the imposition on CBS of any liability for taxes or assessments have been duly and timely filed in the proper form with the appropriate governmental authority. All taxes, fees and assessments of whatever nature due or payable pursuant to such returns or otherwise have been paid, except for such amounts as are being contested diligently, in the appropriate forum and in good faith, where the failure to pay or contest such amounts could result in a Lien on the SFX Station Assets or the imposition on CBS of any liability for any taxes or assessments. There are no tax audits pending and no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state or local income tax return for any period, the result of which could result in a Lien on the SFX Station Assets or the imposition on CBS of any liability for any taxes or assessments. There are no governmental investigations or other legal, administrative or tax proceedings pursuant to which SFX is or could be made liable for any taxes, penalties, interest or other charges, the liability for which could extend to CBS as transferee of the SFX Station Assets, or which could result in a Lien on the SFX Station Assets and, to the best of SFX's knowledge, no event has occurred that could impose on CBS any liability for any taxes, penalties or interest due or to become due from SFX.

      6.7 Personal Property. Schedule 6.7 contains a list of all tangible personal property and assets owned or held by SFX and used primarily in the conduct of the business and operations of








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                                                                            16








the SFX Station. Except as disclosed in Schedule 6.7, and except as may be subject to lease agreements of SFX listed on Schedule 6.9, SFX owns and has, and will have on the Closing Date, good and marketable title to all such property (and to all other tangible personal property and assets to be transferred to CBS hereunder), and none of such property is, or at the Closing will be, subject to any Lien. All of the items of the tangible personal property and assets included in the SFX Station Assets are in good operating condition (ordinary wear and tear excepted) and are available for immediate use in the conduct of the business and operations of the SFX Station. The technical equipment, constituting a part of the tangible personal property transferred hereunder, has been maintained in accordance with industry practice and is in good operating condition (ordinary wear and tear excepted) and complies with all applicable rules and regulations of the FCC and the terms of the SFX Station Licenses.

      6.8  Real Property.

           6.8.1 Schedule 6.8 contains a complete and accurate list of all real property owned and leased by SFX which is used primarily by the SFX Station and all agreements, leases and contracts of SFX relating to the towers, transmitter, booster, studio site and offices of the SFX Station (collectively the "SFX Real Estate Contracts") and a list of the applicable leases.

           6.8.2 The SFX Real Estate Contracts listed on Schedule 6.8 constitute valid and binding obligations of SFX and, to the best of SFX's knowledge, of all other persons purported to be parties thereto and are in full force and effect as of the date hereof and will on the Closing Date constitute valid and binding obligations of SFX and, to the best of SFX's knowledge, of all other persons purported to be parties thereto and shall be in full force and effect. SFX is not in default under any of such SFX Real Estate Contracts and has not received or given written notice of any default thereunder from or to any of the other parties thereto and will not have received any such notice at or prior to the Closing. To the best of SFX's knowledge, there are no present disputes or claims with respect to offsets or defenses by either landlord or tenant against the other under any such lease. SFX has delivered to CBS true and complete








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



                                                                            17








copies of all SFX Real Estate Contracts.

           6.8.3 SFX has and shall convey to CBS good and insurable fee simple title to the owned SFX Real Estate free and clear of any Liens. Each parcel of SFX Real Estate has all appropriate easements and access required to ensure uninterrupted use thereof. All buildings, structures, improvements and fixtures comprising part of the real properties owned or leased by SFX in the operation of the SFX Station are in good operating condition (ordinary wear and tear excepted).

      6.9 Contracts. Schedule 6.9 lists the SFX Contracts as of the date of this Agreement which are to be assumed by CBS as of the Closing Date. Those SFX Contracts requiring the consent of a third party to assignment which SFX and CBS agree are critical to the consummation of the transactions contemplated hereby are identified as "SFX Material Contracts" and are so marked on Schedule 6.9. Except as noted in Schedule 6.9, SFX has delivered to CBS true and complete copies of all written SFX Contracts, including any and all amendments and other modifications to such SFX Contracts, and written summaries of all oral SFX Contracts. All such SFX Contracts are valid, binding and enforceable by SFX in accordance with their respective terms. SFX has complied with all such SFX Contracts and is not in default under any of such SFX Contracts, and to the best of SFX's knowledge, no other contracting party is in default under any of such SFX Contracts. No other party to any such SFX Contract has made or asserted, or, to the best of SFX's knowledge has, any defense, setoff or counterclaim under any such SFX Contract, no such other party has exercised any option granted to it to cancel or terminate its agreement, to shorten the term of its agreement, or to renew or extend the term of its agreement and SFX has not received any notice to that effect.
Schedule 6.9 also contains a true and complete current trade barter summary with respect to the SFX Station, including applicable asset and liability balances with respect thereto (which trade barter summary shall be updated as of the Closing).

      6.10 Sufficiency of Assets. The SFX Station Assets and all other rights to be conveyed to CBS hereunder are sufficient to carry on the conduct of the operation of the SFX Station as presently conducted.








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      6.11 Environmental; Industrial Hygiene and Safety. SFX has complied and is in compliance with the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 et seq. ("CERCLA"), Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq. ("TSCA"), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq. as amended ("RCRA"), the Occupational Safety and Health Act of 1970, 19 U.S.C. ss.651 et seq. as amended ("OSHA"), and all other federal, state and local environmental, industrial hygiene and safety laws, rules and regulations applicable to the SFX Station and its operations, including the FCC's guidelines regarding RF radiation. SFX has not unlawfully disposed of any hazardous waste (as defined below) or hazardous substance including Polychlorinated Byphenyls ("PCBs") in connection with the operation of the SFX Station. Except as set forth on Schedule 6.11, the technical equipment included in the SFX Station Assets does not contain any PCBs. No hazardous waste has been disposed of by SFX, and to the best of SFX's knowledge, no hazardous waste has been disposed of by any other person, on the SFX Real Estate. As used in this Agreement, the term "hazardous waste" shall mean as defined in RCRA and in the equivalent state statute under Texas law. Except as set forth on Schedule 6.11, there are no underground tanks at the SFX Station. Except as set forth on Schedule 6.11, there is no asbestos insulation or other asbestos-containing materials at the SFX Station.

      6.12 SFX Intellectual Property. Schedule 6.12 is a true and complete list of all SFX Intellectual Property applied for, issued to or owned by SFX or under which SFX is a licensee, and used or held for use primarily in the conduct of the business and operations of the SFX Station referred to in
Section 1.1.5 (but excluding those included in the SFX Excluded Assets and referred to in Section 1.2). Except as set forth on Schedule 6.12, there are no agreements with third parties which limit or restrict the right of the SFX Station to use or register any of the SFX Intellectual Property. The SFX Station is not being operated in a manner that infringes any trademark, copyright or other intellectual property right of any third party or otherwise violates the rights of any third party, and no claim has been made or, to the best of SFX's knowledge, threatened, alleging any such violation. To the best of SFX's knowledge, there has been no violation by others of any right of SFX in any of the SFX








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Intellectual Property. Except as set forth on Schedule 6.12, all registrations for the SFX Intellectual Property are valid and in good standing. True and complete copies of all documents relating to the SFX Intellectual Property have been delivered or made available to CBS.

      6.13 Financial Statements. Set forth in Schedule 6.13 are complete copies of the unaudited statements of operating income for the SFX Station for the periods from January 1, 1995 to December 31, 1995 and January 1, 1996 through June 30, 1996, and the unaudited balance sheets for the SFX Station dated as of December 31, 1995 and June 30, 1996 (the "SFX Financial Statements"). The SFX Financial Statements for the 1996 periods are subject to certain normal year-end adjustments. The SFX Financial Statements are true and correct in all material respects and have been prepared in accordance with the books and records of SFX and in accordance with the policies and procedures of SFX applicable thereto, consistently applied, which differ from generally accepted accounting principles in the respects set forth in Schedule 6.13. The SFX Financial Statements fairly present in all material respects the financial condition and results of operations of the SFX Station for the periods indicated.

      6.14  Personnel.

           6.14.1 Schedule 6.14 contains a true and complete list of all persons employed at the SFX Station, including a description of material compensation arrangements (other than employee benefit plans set forth in Schedule 6.15) and a list of other terms of any and all agreements affecting such persons. SFX has not received notification that any of the current key employees of SFX at the SFX Station presently plan to terminate their employment, whether by reason of the transactions contemplated hereby or otherwise.

           6.14.2 SFX is not a party to any contract with any labor organization, nor has SFX agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of SFX's employees at the SFX Station. SFX has no knowledge of any organizational effort currently being made or threatened by or on








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behalf of any labor union with respect to any of SFX's employees at the SFX Station.

           6.14.3 Except as disclosed in Schedule 6.14, SFX has complied with all laws relating to the employment of labor, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of taxes in connection with the operation of the SFX Station.

      6.15 SFX Employee Benefit Plans. Schedule 6.15 contains a true and complete list of each written and unwritten pension, retirement, profit-sharing, deferred compensation bonus, incentive, performance, stock option, medical, hospitalization, vision, dental or other health, life, disability, severance, termination or other employee benefit plan, program, arrangement, agreement, policy or understanding applicable to the employees of the SFX Station (each, a "SFX Employee Benefit Plan"). Each SFX Employee Benefit Plan complies in all material respects, and has been operated and administered in all material respects in accordance with, all applicable requirements of all laws and regulations of any public body or authority, including the Consolidated Omnibus Budget Reconciliation Act ("COBRA") and the regulations thereunder, and no "reportable event", "prohibited transaction" (as such terms are defined in ERISA and the Code, as applicable) or termination has occurred with respect to any SFX Employee Benefit Plan. All contributions required under applicable law or the terms of the SFX Employee Benefit Plans have been made within the time prescribed. CBS shall have no obligations or liabilities under such SFX Employee Benefit Plans on or after the Closing Date and any benefits due to any employee of the SFX Station under such SFX Employee Benefit Plans shall be the sole responsibility of SFX.

      6.16 Litigation. Except as set forth in Schedule 6.16, as of the date hereof, SFX is subject to no judgment, award, order, writ, injunction, arbitration decision or decree affecting the conduct of the business of the SFX Station or the SFX Station Assets, and there is no litigation, investigation or proceeding pending or, to the best of SFX's knowledge, threatened, against








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                                                                            21








SFX with respect to the SFX Station in any federal, state or local court, or before any administrative agency or arbitrator (including any proceeding which seeks the forfeiture of, or opposes the renewal of, the SFX Station Licenses), or before any other tribunal duly authorized to resolve disputes, or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement. In particular, but without limiting the generality of the foregoing, there are no applications, complaints or proceedings pending or, to the best of SFX's knowledge, threatened before the FCC or any other governmental organization with respect to the business or operations of the SFX Station other than applications, complaints or proceedings which affect the broadcasting industry generally.

      6.17 Compliance With Laws. Except as set forth in Schedule 6.17, SFX has not received any notice asserting any non-compliance by it in connection with the business or operation of the SFX Station with any applicable statute, rule or regulation, whether federal, state or local. SFX is not in default with respect to any judgment, order, injunction or decree of any court, administrative agency or other governmental authority or any other tribunal duly authorized to resolve disputes in connection with the business or operation of the SFX Station. SFX is in compliance with all laws, regulations and governmental orders applicable to the conduct of the business or operation of the SFX Station, and its present use of the SFX Station Assets does not violate any of such laws, regulations or orders.

      6.18 Commissions or Finder's Fees. None of SFX, SFX Broadcasting, their affiliates nor any person or entity acting on behalf of any of the foregoing has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity.

      6.19 Insurance. SFX currently maintains in full force and effect the property damage, liability and other insurance coverages with respect to the SFX Station Assets which are listed on Schedule 6.19.

      6.20 Undisclosed Obligations. Except as reflected in the SFX Financial Statements or as disclosed on Schedule 6.20 or on








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any other Schedule to this Agreement, SFX does not have any liability or obligation of any kind with respect to the SFX Station or the SFX Station Assets, whether accrued, absolute, fixed or contingent, known or unknown, other than liabilities and obligations not being assumed by CBS.

      6.21 No Material Adverse Change. Except as set forth on Schedule 6.21, since June 30, 1996, there has been no change in circumstances which has had a Material Adverse Effect on the SFX Station, nor to the best knowledge of SFX is any such change threatened, nor has there been any damage, destruction or loss which could reasonably be expected to have a Material Adverse Effect on the SFX Station, whether or not covered by insurance.


                                   ARTICLE 7

             REPRESENTATIONS AND WARRANTIES OF CBS

      CBS hereby makes the following representations and warranties to SFX and SFX Broadcasting, each of which is true and correct on the date hereof, shall remain true and correct for the period specified in Section 15.3, shall be unaffected by any investigation heretofore or hereafter made by SFX or SFX Broadcasting, or any notice to SFX or SFX Broadcasting other than in the Schedules to this Agreement and shall survive the Closing.

      7.1 Organization and Standing. CBS is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, is duly qualified to do business in the State of Texas, and has the corporate power and authority to own, lease and operate the CBS Stations Assets and to carry on the business of the CBS Stations as now being conducted and as proposed to be conducted by CBS between the date hereof and the Closing Date.

      7.2 Authorization and Binding Obligation. Subject to the approval of the Westinghouse Electric Corporation ("WELCO") and CBS Boards, CBS has the corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and CBS's execution, delivery and performance of this Agreement, and the transactions contemplated hereby have been








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duly and validly authorized by all necessary corporate action on its part.
This Agreement has been duly executed and delivered by CBS and this Agreement constitutes, and the agreements to be executed in connection herewith will constitute, the valid and binding obligation of CBS enforceable against CBS in accordance with their terms.

      7.3 Absence of Conflicting Agreements or Required Consents. Except for the approval of the WELCO and CBS Boards and as set forth in Article 5 with respect to governmental consents, Schedules 7.8 and 7.9 with respect to consents required in connection with the assignment of certain CBS Contracts and as set forth in Schedule 7.3 with respect to any other consents, the execution, delivery and performance of this Agreement by CBS: (a) do not require the consent of any third party; (b) will not conflict with, result in a breach of, or constitute a violation of or default under, the provisions of CBS's articles of incorporation or By-laws or any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which CBS is a party or by which it or the CBS Stations Assets are bound; (c) will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under, any CBS Contract, agreement, instrument, license or permit to which CBS or the CBS Stations Assets are now subject; and (d) will not result in the creation of any Lien on any of the CBS Stations Assets.

      7.4 Government Authorizations. Schedule 7.4 contains a true and complete list of the CBS Stations Licenses and other material licenses, permits or other authorizations from governmental and regulatory authorities which are required for the lawful conduct of the business and operations of the CBS Stations in the manner and to the full extent it is presently conducted. CBS is the authorized legal holder of the CBS Stations Licenses and other licenses, permits and authorizations listed in Schedule 7.4, none of which is subject to any restrictions or conditions which would limit in any respect the full operation of the Station as now operated. Except as set forth in Schedule 7.4, there are no applications, complaints or proceedings pending or, to the best of CBS's knowledge,








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



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threatened as of the date hereof before the FCC relating to the business or operations of the CBS Stations other than applications, complaints or proceedings which affect the broadcasting industry generally. CBS has delivered to SFX a true and complete copy of the CBS Stations Licenses, including any and all amendments and other modifications thereto. The CBS Stations Licenses and the other licenses, permits or other authorizations from governmental and regulatory authorities listed in Schedule 7.4 are in good standing, are in full force and effect and are unimpaired by any act or omission of CBS or its officers, directors or employees; and the operation of the CBS Stations is in accordance with the CBS Stations Licenses and the underlying construction permits. No proceedings are pending or, to the knowledge of CBS, are threatened which may result in the revocation, modification, non-renewal or suspension of the CBS Stations Licenses, the denial of any pending applications, the issuance of any cease and desist order, the imposition of any administrative actions by the FCC with respect to the CBS Stations Licenses or which may affect CBS's ability to continue to operate the CBS Stations as it is currently operated. The CBS Stations is licensed by the FCC to operate, and is operating, with maximum facilities for its class. The CBS Stations is not short-spaced, on a grandfathered basis or otherwise, to any existing station, outstanding construction permit or pending application therefor, or to any existing or proposed broadcast radio allotment. CBS has not received any complaint that the CBS Stations is causing objectionable interference to the transmissions of any other broadcast station or communications facility. To the best of CBS's knowledge, no other broadcast station or communications facility is causing objectionable interference to the CBS Stations' transmissions or the public's reception of such transmissions. CBS has no reason to believe that the CBS Stations Licenses will not be renewed in the ordinary course. All material reports, forms and statements required to be filed by CBS with the FCC with respect to the CBS Stations since the grant of the last renewal of the CBS Stations Licenses have been filed and are substantially complete and accurate. To the best of CBS's knowledge, there are no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify CBS as an assignor of the CBS Stations Licenses or an assignee of the SFX Station Licenses.








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



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      7.5 Compliance with Regulations. The operation of the CBS Stations and all of the CBS Stations Assets are in compliance with (i) all applicable engineering standards required to be met under applicable FCC rules, and (ii) all other applicable federal, state and local rules, regulations, requirements and policies, including all applicable painting and lighting requirements of the FCC and the Federal Aviation Administration and ANSI Radiation Standards C95.1 - 1982 to the extent required to be met under applicable FCC rules and regulations, and there are no existing claims known to CBS to the contrary.

      7.6 Taxes. All federal, state and local income, franchise, sales, use, property, excise, payroll and other tax returns and reports required to be filed by law where the failure to file such returns on a duly and timely basis could result in a Lien on the CBS Stations Assets or the imposition on SFX of any liability for taxes or assessments have been duly and timely filed in the proper form with the appropriate governmental authority. All taxes, fees and assessments of whatever nature due or payable pursuant to such returns or otherwise have been paid, except for such amounts as are being contested diligently, in the appropriate forum and in good faith, where the failure to pay or contest such amounts could result in a Lien on the CBS Stations Assets or the imposition on SFX of any liability for any taxes or assessments. There are no tax audits pending and no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state or local income tax return for any period, the result of which could result in a Lien on the CBS Stations Assets or the imposition on SFX of any liability for any taxes or assessments. There are no governmental investigations or other legal, administrative or tax proceedings pursuant to which CBS is or could be made liable for any taxes, penalties, interest or other charges, the liability for which could extend to SFX as transferee of the CBS Stations Assets, or which could result in a Lien on the CBS Stations Assets and, to the best of CBS's knowledge, no event has occurred that could impose on SFX any liability for any taxes, penalties or interest due or to become due from CBS.

      7.7 Personal Property. Schedule 7.7 contains a list of all tangible personal property and assets owned or held by CBS and used primarily in the conduct of the business and operations of








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the CBS Stations. Except as disclosed in Schedule 7.7, and except as may be subject to lease agreements of CBS listed on Schedule 7.9, CBS owns and has, and will have on the Closing Date, good and marketable title to all such property (and to all other tangible personal property and assets to be transferred to CBS hereunder), and none of such property is, or at the Closing will be, subject to any Lien. All of the items of the tangible personal property and assets included in the CBS Stations Assets are in good operating condition (ordinary wear and tear excepted) and are available for immediate use in the conduct of the business and operations of the CBS Stations. The technical equipment, constituting a part of the tangible personal property transferred hereunder, has been maintained in accordance with industry practice and is in good operating condition (ordinary wear and tear excepted) and complies with all applicable rules and regulations of the FCC and the terms of the CBS Stations Licenses.

      7.8  Real Property.

           7.8.1 Schedule 7.8 contains a complete and accurate list of all real property leased by CBS which is used primarily by the CBS Stations and all agreements, leases and contracts of CBS relating to the towers, transmitter, booster, studio site and offices of the CBS Stations
(collectively the "CBS Real Estate Contracts") and a list of the applicable leases.

           7.8.2 The CBS Real Estate Contracts listed on Schedule 7.8 constitute valid and binding obligations of CBS and, to the best of CBS's knowledge, of all other persons purported to be parties thereto and are in full force and effect as of the date hereof and will on the Closing Date constitute valid and binding obligations of CBS and, to the best of CBS's knowledge, of all other persons purported to be parties thereto and shall be in full force and effect. CBS is not in default under any of the CBS Real Estate Contracts and has not received or given written notice of any default thereunder from or to any of the other parties thereto and will not have received any such notice at or prior to the Closing. To the best of CBS's knowledge, there are no present disputes or claims with respect to offsets or defenses by either landlord or tenant against the other under any such lease. CBS has delivered to SFX true and complete copies of all








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                                                                            27








CBS Real Estate Contracts.

           7.8.3 Each parcel of CBS Real Estate has all appropriate easements and access required to ensure uninterrupted use thereof. All buildings, structures, improvements and fixtures comprising part of the real properties owned or leased by CBS in the operation of the CBS Stations are in good operating condition (ordinary wear and tear excepted).

      7.9 Contracts. Schedule 7.9 lists the CBS Contracts as of the date of this Agreement which are to be assumed by SFX as of the Closing Date. Those CBS Contracts requiring the consent of a third party to assignment which CBS and SFX agree are critical to the consummation of the transactions contemplated hereby are identified as "CBS Material Contracts" and are so marked on Schedule 7.9. Except as noted in Schedule 7.9, CBS has delivered to SFX true and complete copies of all written CBS Contracts, including any and all amendments and other modifications to such CBS Contracts, and written summaries of all oral CBS Contracts. All such CBS Contracts are valid, binding and enforceable by CBS in accordance with their respective terms. CBS has complied with all such CBS Contracts and is not in default under any of such CBS Contracts, and to the best of CBS's knowledge, no other contracting party is in default under any of such CBS Contracts. No other party to any such CBS Contract has made or asserted, or, to the best of CBS's knowledge has, any defense, setoff or counterclaim under any such CBS Contract, no such other party has exercised any option granted to it to cancel or terminate its agreement, to shorten the term of its agreement, or to renew or extend the term of its agreement and CBS has not received any notice to that effect.
Schedule 7.9 also contains a true and complete current trade barter summary with respect to the CBS Stations, including applicable asset and liability balances with respect thereto (which trade barter summary shall be updated as of the Closing).

      7.10 Sufficiency of Assets. The CBS Stations Assets and all other rights to be conveyed to SFX hereunder are sufficient to carry on the conduct of the operation of the CBS Stations as presently conducted.

      7.11  Environmental; Industrial Hygiene and Safety.  CBS has








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complied and is in compliance with CERCLA, TSCA, RCRA, OSHA and all other federal, state and local environmental, industrial hygiene and safety laws, rules and regulations applicable to the CBS Stations and their operation, including the FCC's guidelines regarding RF radiation. CBS has not unlawfully disposed of any hazardous waste or hazardous substance including PCBs in connection with the operation of the CBS Stations. Except as set forth on
Schedule 7.11, the technical equipment included in the CBS Stations Assets does not contain any PCBs. No hazardous waste has been disposed of by CBS, and to the best of CBS's knowledge, no hazardous waste has been disposed of by any other person, on the CBS Real Estate. Except as set forth on Schedule 7.11, there are no underground tanks at the CBS Stations. Except as set forth on
Schedule 7.11, there is no asbestos insulation or other asbestos-containing materials at the CBS Stations.

      7.12 CBS Intellectual Property. Schedule 7.12 is a true and complete list of all CBS Intellectual Property applied for, issued to or owned by CBS or under which CBS is a licensee, and used or held for use primarily in the conduct of the business and operations of the CBS Stations referred to in
Section 1.3.5 (but excluding those included in the Excluded Assets and referred to in Section 1.4). Except as set forth on Schedule 7.12, there are no agreements with third parties which limit or restrict the right of the CBS Stations to use or register any of the CBS Intellectual Property. The CBS Stations is not being operated in a manner that infringes any trademark, copyright or other intellectual property right of any third party or otherwise violates the rights of any third party, and no claim has been made or, to the best of CBS's knowledge, threatened alleging any such violation. To the best of CBS's knowledge, there has been no violation by others of any right of CBS in any of the CBS Intellectual Property. Except as set forth on Schedule 7.12, all registrations for the CBS Intellectual Property are valid and in good standing. True and complete copies of all documents relating to the CBS Intellectual Property have been delivered or made available to SFX.

      7.13 Financial Statements. Set forth in Schedule 7.13 are complete copies of the unaudited statements of operating income for the CBS Stations for the periods from January 1, 1995 to








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December 31, 1995 and January 1, 1996 through June 30, 1996, and the unaudited balance sheets for the CBS Stations dated as of December 31, 1995 and June 30, 1996 (the "CBS Financial Statements"). The CBS Financial Statements have been prepared on a historic basis and do not include the effect of the Westinghouse/CBS acquisition. The CBS Financial Statements for the 1996 periods are subject to certain normal year-end adjustments. The CBS Financial Statements are true and correct in all material respects and have been prepared in accordance with the books and records of CBS and in accordance with the policies and procedures of CBS applicable thereto, which differ from generally accepted accounting principles in the respects set forth in Schedule
7.13. The CBS Financial Statements fairly present in all material respects the financial condition and results of operations of the CBS Stations for the periods indicated.

      7.14  Personnel.

           7.14.1 Schedule 7.14 contains a true and complete list of all persons employed at the CBS Stations, including a description of material compensation arrangements (other than employee benefit plans set forth in Schedule 7.15) and a list of other terms of any and all agreements affecting such persons. CBS has not received notification that any of the current key employees of CBS at the CBS Stations presently plan to terminate their employment, whether by reason of the transactions contemplated hereby or otherwise.

           7.14.2 CBS is not a party to any contract with any labor organization, nor has CBS agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of CBS's employees at the CBS Stations. CBS has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to any of CBS's employees at the CBS Stations.

           7.14.3 Except as disclosed in Schedule 7.14.3, CBS has complied with all laws relating to the employment of labor, including ERISA, and those laws relating to wages, hours, collective bargaining, unemployment insurance, workers'








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compensation, equal employment opportunity and payment and withholding of taxes in connection with the operation of the CBS Stations.

      7.15 Employee Benefit Plans. Schedule 7.15 contains a true and complete list of each written and unwritten pension, retirement, profit-sharing, deferred compensation bonus, incentive, performance, stock option, medical, hospitalization, vision, dental or other health, life, disability, severance, termination or other employee benefit plan, program, arrangement, agreement, policy or understanding applicable to the employees of the CBS Stations (each, a "CBS Employee Benefit Plan"). Each CBS Employee Benefit Plan complies in all material respects, and has been operated and administered in all material respects in accordance with, all applicable requirements of all laws and regulations of any public body or authority, including COBRA and the regulations thereunder, and no "reportable event", "prohibited transaction" (as such terms are defined in ERISA and the Code, as applicable) or termination has occurred with respect to any CBS Employee Benefit Plan. All contributions required under applicable law or the terms of the CBS Employee Benefit Plans have been made within the time prescribed. SFX shall have no obligations or liabilities under such CBS Employee Benefit Plans on or after the Closing Date and any benefits due to any employee of the CBS Stations under such CBS Employee Benefit Plans shall be the sole responsibility of CBS.

      7.16 Litigation. Except as set forth in Schedule 7.16, as of the date hereof, CBS is subject to no judgment, award, order, writ, injunction, arbitration decision or decree affecting the conduct of the business of the CBS Stations or the CBS Stations Assets, and there is no litigation, investigation or proceeding pending or, to the best of CBS's knowledge, threatened, against CBS with respect to the CBS Stations in any federal, state or local court, or before any administrative agency or arbitrator (including any proceeding which seeks the forfeiture of, or opposes the renewal of, the CBS Stations Licenses), or before any other tribunal duly authorized to resolve disputes, or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement. In particular, but without limiting the generality of the foregoing, there are no applications,








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complaints or proceedings pending or, to the best of CBS's knowledge, threatened before the FCC or any other governmental organization with respect to the business or operations of the CBS Stations other than applications, complaints or proceedings which affect the broadcasting industry generally.

      7.17 Compliance With Laws. Except as set forth in Schedule 7.17, CBS has not received any notice asserting any non-compliance by it in connection with the business or operation of the CBS Stations with any applicable statute, rule or regulation, whether federal, state or local. CBS is not in default with respect to any judgment, order, injunction or decree of any court, administrative agency or other governmental authority or any other tribunal duly authorized to resolve disputes in connection with the business or operation of the CBS Stations. CBS is in compliance with all laws, regulations and governmental orders applicable to the conduct of the business or operation of the CBS Stations, and its present use of the CBS Stations Assets does not violate any of such laws, regulations or orders.

      7.18 Commissions or Finder's Fees. Neither CBS nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity.

      7.19 Insurance. CBS currently maintains in full force and effect the property damage, liability and other insurance coverages with respect to the CBS Stations Assets which are listed on Schedule 7.19.

      7.20 Undisclosed Obligations. Except as reflected in the CBS Financial Statements or as disclosed on Schedule 7.20 or on any other Schedule to this Agreement, CBS does not have any liability or obligation of any kind with respect to the CBS Stations or the CBS Stations Assets, whether accrued, absolute, fixed or contingent, known or unknown, other than liabilities and obligations not being assumed by SFX.

      7.21  No Material Adverse Change.  Except as set forth on
Schedule 7.21, since June 30, 1996, there has been no change in circumstances which has had a Material Adverse Effect on the CBS








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Stations, nor to the best knowledge of CBS is any such change threatened, nor has there been any damage, destruction or loss which could reasonably be expected to have a Material Adverse Effect on the CBS Stations, whether or not covered by insurance.


                                   ARTICLE 8

                               COVENANTS OF SFX

      8.1 Records. SFX, for a period of seven (7) years following the Closing Date, shall make available during normal business hours for audit and inspection by CBS and its representatives for any reasonable purpose all records, files, documents and correspondence transferred to it hereunder in connection with the CBS Stations with respect to taxes, regulation and litigation; provided, however, that SFX may dispose of or destroy any such records, files, documents and correspondence during such period after giving CBS sixty (60) days' written notice to permit CBS, at its expense, to examine, duplicate or take possession of such records, files, documents and correspondence. During such period, SFX shall make available to CBS at CBS's expense upon reasonable written request, and consistent with the business requirements of SFX, personnel of SFX to assist CBS in locating and obtaining records and files with respect to the CBS Stations for periods prior to the Closing Date.

      8.2  Employee Matters.

           8.2.1 On the Closing Date, SFX shall offer employment at will to all but up to five (5) of the employees of the CBS Stations employed on that date by CBS, including each employee on an approved leave of absence ("CBS Leave of Absence Employee") (collectively, "New Employees of SFX"). The employment for employees of the CBS Stations actively employed on the Closing Date who receive offers of employment will commence on the Closing Date and the employment for CBS Leave of Absence Employees who receive offers of employment will commence on the dates that such leaves terminate. SFX shall notify CBS of those employees to whom it will so offer employment at least thirty (30) days prior to the Closing Date. CBS shall be responsible








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



                                                                            33








for severance payments which may be applicable under its employee benefit plans to any employees to whom SFX is not so required to offer employment.

           8.2.2 CBS shall be responsible for all salary and benefits of the employees of the CBS Stations for the period prior to the Closing Date and all salary and benefits of each CBS Leave of Absence Employee until such CBS Leave of Absence Employee returns to work after the Closing Date and is offered employment pursuant to Section 8.2.1 with SFX. All employees of the CBS Stations except CBS Leave of Absence Employees shall cease active participation in all of CBS's employee benefit plans on the Closing Date, in accordance with the terms of such plans.

           8.2.3 All New Employees of SFX shall receive credit for eligibility and vesting purposes (but not for the purpose of benefit accrual) for years of service with CBS under all employee benefit plans and programs maintained for employees of SFX (excluding severance). CBS shall cause its employee benefit plans to grant each New Employee of SFX credit for service with SFX for the purposes of eligibility and vesting (but not for the purpose of benefit accrual). During the remainder of the calendar year in which the Closing occurs, all New Employees of SFX shall be eligible to take whatever remaining vacation they had with CBS as of the Closing Date. CBS shall pay the amount of such vacation liability to SFX on the Closing Date.

      8.3 Sales Representation Agreement. SFX agrees to terminate its national sales representation agreement with McGavren Guild effective as of the Closing Date.


                                   ARTICLE 9

                               COVENANTS OF CBS

      9.1 Records. CBS, for a period of seven (7) years following the Closing Date, shall make available during normal business hours for audit and inspection by SFX and its representatives for any reasonable purpose all records, files, documents and correspondence transferred to it hereunder in connection with the SFX Station with respect to taxes, regulation








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



                                                                            34








and litigation; provided, however, that CBS may dispose of or destroy any such records, files, documents and correspondence during such period after giving SFX sixty (60) days' written notice to permit SFX, at its expense, to examine, duplicate or take possession of such records, files, documents and correspondence. During such period, CBS shall make available to SFX at SFX's expense upon reasonable written request, and consistent with the business requirements of CBS, personnel of CBS to assist SFX in locating and obtaining records and files with respect to the SFX Station for periods prior to the Closing Date.

      9.2  Employee Matters.

           9.2.1 On the Closing Date, CBS shall offer employment at will to all but up to five (5) of the employees of the SFX Station employed on that date by SFX, including each employee on an approved leave of absence ("SFX Leave of Absence Employee") (collectively, "New Employees of CBS"). The employment for employees of the SFX Station actively employed on the Closing Date who receive offers of employment will commence on the Closing Date and the employment for SFX Leave of Absence Employees who receive offers of employment will commence on the dates that such leaves terminate. CBS shall notify SFX of those employees to whom it will so offer employment at least thirty (30) days prior to the Closing Date. SFX shall be responsible for severance payments which may be applicable under its employee benefit plans to any employees to whom CBS is not so required to offer employment.

           9.2.2 SFX shall be responsible for all salary and benefits of the employees of the SFX Station for the period prior to the Closing Date and all salary and benefits of each SFX Leave of Absence Employee until such SFX Leave of Absence Employee returns to work after the Closing Date and is offered employment pursuant to Section 9.2.1 with CBS. All employees of the SFX Station except SFX Leave of Absence Employees shall cease active participation in all of SFX's employee benefit plans on the Closing Date, in accordance with the terms of such plans.

           9.2.3 All New Employees of CBS shall receive credit for eligibility and vesting purposes (but not for the purpose of








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benefit accrual) for years of service with SFX under all employee benefit plans and programs maintained for employees of CBS (excluding severance). SFX shall cause its employee benefit plans to grant each New Employee of CBS credit for service with CBS for the purposes of eligibility and vesting (but not for the purpose of benefit accrual). During the remainder of the calendar year in which the Closing occurs, all New Employees of CBS shall be eligible to take whatever remaining vacation they had with SFX as of the Closing Date. SFX shall pay the amount of such vacation liability to CBS on the Closing Date.

      9.3 Sales Representative Agreement. CBS agrees to terminate its national sales representation agreement with CBS Radio Representatives effective as of the Closing Date.


                                  ARTICLE 10

                               MUTUAL COVENANTS

      10.1 Pre-Closing Covenants. SFX and CBS covenant and agree with respect to the SFX Station and CBS Stations, respectively, that between the date hereof and the Closing Date, except as expressly permitted by this Agreement or with the prior written consent of the other party, they shall act in accordance with the following:

           10.1.1 Each party shall conduct the business and operations of its Station(s) in the ordinary and prudent course of business, and shall use all reasonable efforts, consistent with its past practices, (i) to preserve the ongoing operations and assets of its Station(s), (ii) to preserve the goodwill and business of the advertisers, suppliers and others having business relations with its Station(s), (iii) to retain the services of the employees of its Station(s), and (iv) to maintain the independent identity of its Station(s).

           Neither party shall:

           (i) sell or dispose of or commit to sell or dispose of any of its Station Assets;









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



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           (ii) enter into any commitment for capital expenditures for which the other party would be liable after the Closing Date;

           (iii) sell broadcast time on a prepaid basis (other than in the course of existing Station credit practices) or introduce any deeply discounted promotions for the sale of advertising time at its Station(s);

           (iv) enter into any collective bargaining or, negotiation (the status of which will be regularly communicated to the other party) or otherwise, make any commitment or incur any liability to any labor organization relating to any Station employee (to the extent the foregoing does not violate applicable law);

           (v) grant or agree to grant any general increases in the rates of salaries or compensation payable to employees of its Station(s) (except for increases substantially in accordance with existing employment practice);

           (vi) grant or agree to grant any specific bonus or increase to any executive or management employee of its Station(s) (except for increases substantially in accordance with existing employment practice);

           (vii) provide for any new pension, retirement or other employment benefits for employees of its Station(s) or any increases in any existing benefits (except for increases substantially in accordance with existing employment practice);

           (viii) modify, change or terminate any of the SFX Contracts or the SFX Real Estate Contracts, in the case of SFX, or any of the CBS Contracts or the CBS Real Estate Contracts, in the case of CBS;

           (ix) introduce any material changes in the broadcast hours or in the format of its Station(s) or any other material change in the programming policies of its Station(s); or

           (x) enter into any transaction or make or enter into any contract or commitment which by reason of its size or otherwise is not in the ordinary course of business.








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           10.1.2 Each party shall operate its Station(s) in accordance with rules and regulations and its Station Licenses and with all other laws, regulations, rules and orders, and shall not cause or permit by any act, or failure to act, its Station Licenses to expire, be surrendered, adversely modified, or otherwise terminated, or the FCC to institute any proceedings for the suspension, revocation or adverse modification of its Station Licenses, or fail to prosecute with due diligence any pending applications to the FCC.

           10.1.3 Should any fact relating to either party which would cause the FCC to deny its consent to the transactions contemplated by this Agreement come to either party's attention, such party will promptly notify the other party thereof and will use all reasonable efforts to take such steps as may be necessary to remove any such impediment to the transactions contemplated by this Agreement; provided, however, that the transactions contemplated by the Agreement and Plan of Merger dated as of June 20, 1996, among WELCO, Infinity Broadcasting Corporation and R Acquisition Corp., pursuant to which Infinity will become a wholly owned subsidiary of Westinghouse, including pending filings seeking FCC and other regulatory approval or clearance thereof, shall not be considered an impediment as contemplated in this Section 10.1.3.

           10.1.4 Each party will provide the other party prompt written notice of any change in any of the information contained in the representations and warranties made in Article 6 or 7 or any Schedules referred to herein or attached hereto.

           10.1.5 Each party shall give or cause its Station(s) to give the other party's counsel, accountants, engineers and other representatives, at the other party's reasonable request, full and reasonable access during normal business hours to all of such party's personnel, properties, books, Contracts, reports and records including financial information and tax returns relating to its Station(s), to all real estate, buildings and equipment relating to its Station(s), and to the employees of its Station(s) in order that the other party may have full opportunity to make such investigation as it desires of the affairs of its Station(s) and to furnish the other party with information, and copies of all documents and agreements including








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financial and operating data and other information concerning the financial condition, results of operations and business of its Station(s), that the other party may reasonably request in connection with the preparation of audited and unaudited Station- level financial statements. Both parties agree that any audits shall be at the sole expense and staffing of the party requesting such audits. Each party shall have the right to perform a Phase 1 environmental audit with respect to the real estate and operations of the other party's Station(s), and the industrial hygiene and safety condition thereof. In the event that the party performing the audit believes that any further environmental investigation is required as a result of the conclusions of any Phase 1 environmental audit report, the parties will consult with each other and mutually agree on the scope of any additional environmental investigation. The rights of each party under this Section 10.1.5 shall not be exercised in such a manner as to interfere unreasonably with the business of the other party's Station(s).

           10.1.6 Within fifteen (15) days of the end of each month, each party shall deliver to the other party an unaudited statement of revenue and expenses of its Station(s) and a balance sheet for the month then ended (collectively, the "Interim Financial Statements"). The Interim Financial Statements shall be prepared in accordance with practices consistent with those followed in the preparation of the SFX Financial Statements and the CBS Financial Statements, as applicable, delivered pursuant to Sections 6.13 and 7.13, respectively. Such Interim Financial Statements shall be true and complete in all material respects and fairly present in all material respects the financial condition and results of operation of each party's Station(s) for the periods covered by such statements. Each party shall furnish to the other party any and all information customarily prepared by such party concerning the financial condition of its Station(s) that the other party may reasonably request.

           10.1.7 Each party shall use all reasonable efforts (but shall not be required to make any payment) to obtain any third party consents necessary for the assignment of its Contracts to the other party, provided that no payment shall be made by the Station(s) of the party seeking such consent, and no Contract shall be modified to increase the amount payable








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thereunder or to otherwise modify the terms thereof in a manner adverse to such Station(s), in order to obtain any such consent without first obtaining the written consent of the other party.

           10.1.8 Each party shall also use its best efforts to cause advertisers on its Station(s) to use the air time available under trade and barter contracts and agreements prior to the Closing Date and will not enter into any new barter agreements at its Station(s) unless it discharges or satisfies over 90% of the liability contained in the existing agreements for such advertisers prior to the Closing Date or receives the permission of the other party. Each party will also confirm in writing with the existing clients of its Station(s) prior to the Closing Date their trade balances contained on the trade report for its Station(s) in order to verify the accuracy of the balances. Trade agreements that have expired or will expire prior to the Closing Date shall not be extended without the approval of the other party. Each party will also use its best efforts to bring its Station's overall trade position to zero prior to the Closing Date.

      10.2  Notification.

           10.2.1 Each party shall notify the other party of any material litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against the other party which challenges the transactions contemplated hereby.

           10.2.2 Each party shall promptly notify the other party if the normal broadcast transmissions of its Station(s) are interrupted, interfered with or in any way impaired, and shall provide the other party with prompt written notice of the problem and the measures being taken to correct such problem. If any such Station is not restored so that operation is resumed to full licensed power and antenna height within five (5) days of such event, or if more than three (3) such events occur within any thirty (30) day period, or if the applicable Station shall be off the air for more than seventy-two (72) consecutive hours, then the other party shall have the right to terminate this Agreement.

      10.3 No Inconsistent Action. Neither party shall take any action which is materially inconsistent with its obligations








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



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under this Agreement.

      10.4 Closing Covenant. On the Closing Date, each party shall transfer, convey, assign and deliver to the other party its Station Assets and each party shall assume its Assumed Liabilities as provided in Articles 1 and 2.

      10.5 Other Items. Except as otherwise specifically contemplated by this Agreement, until the Closing Date, each party shall (i) maintain in full force and effect such property damages, liability and other insurance coverage with respect to its Station Assets as it currently has in effect, and (ii) maintain its inventory levels (including office supplies, spare parts, tubes, equipment and the like) at levels consistent with the normal and ordinary course of operation of its Station(s).

      10.6 Conditions. If any event should occur, either within or without the control of any party hereto, which would prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, the parties hereto shall use their best efforts to cure the event as expeditiously as possible.

      10.7 Confidentiality. CBS and SFX shall each keep confidential all information obtained by it with respect to the other party in connection with this Agreement and the transactions contemplated hereby and will use such information solely in connection with the transactions contemplated hereby, pursuant to the terms and conditions of the Confidentiality Agreement between them dated September 20, 1996 (the "Confidentiality Agreement"). If the transactions contemplated hereby are not consummated for any reason, the parties shall continue to be bound by such Confidentiality Agreement, and each party shall return to the other party, without retaining a copy thereof, any schedules, documents or other written information obtained from the other party in connection with this Agreement and the transactions contemplated hereby.

      10.8 Cooperation. CBS and SFX shall cooperate fully with each other in taking any actions, including actions to obtain the required consent of any governmental instrumentality or any third








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party necessary or helpful to accomplish the transactions contemplated by this
Agreement; provided, however, that no party shall be required to take any action which would have a Material Adverse Effect upon it or any of its Affiliates or with respect to the SFX Station or the CBS Stations, as applicable. Each party shall also make available to the other party after the Closing Date, upon reasonable request, such of its personnel who were employees of the other party's Station(s) prior to the Closing Date whose assistance or participation is reasonably requested by the other party in anticipation of, preparation for or the prosecution or defense of existing or future litigation, tax returns or other matters relating to the period prior to the Closing Date.

      10.9 Control of Stations. Neither party shall, directly or indirectly, control, supervise or direct the operations of the other party's Station(s). Such operations, including complete control and supervision of all station programs, employees and policies, shall be the sole responsibility of the party owning such Station(s).

      10.10 Consents to Assignment. To the extent that any Contract (other than a Material Contract) identified in the Schedules is not capable of being sold, assigned, transferred, delivered or subleased without the waiver or consent of any third person (including a government or governmental unit), or if such sale, assignment, transfer, delivery or sublease or attempted sale, assignment, transfer, delivery or sublease would constitute a breach thereof or a violation of any law or regulation, this Agreement and any assignment executed pursuant hereto shall not constitute a sale, assignment, transfer, delivery or sublease or an attempted sale, assignment, transfer, delivery or sublease thereof. In those cases where consents, assignments, releases and/or waivers have not been obtained at or prior to the Closing Date to the transfer and assignment to the other party of the Contracts, this Agreement and any assignment executed pursuant hereto, to the extent permitted by law, shall constitute an equitable assignment by the assigning party to the other party of all of the assigning party's rights, benefits, title and interest in and to the Contracts, and where necessary or appropriate, the other party shall be deemed to be the assigning party's agent for the purpose of completing, fulfilling and discharging all of the








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assigning party's rights and liabilities arising after the Closing Date under such Contracts. The assigning party shall use all reasonable efforts to provide the other party with the benefits of such Contracts (including permitting the other party to enforce any rights of the assigning party arising under such Contracts), and the other party shall, to the extent the assigning party is provided with the benefits of such Contracts, assume, perform and in due course pay and discharge all debts, obligations and liabilities of the assigning party under such Contracts.

      10.11 Waiver of Compliance with Bulk Sales Law. Each party waives compliance by the other party with the provisions of any "bulk sales" law applicable to the transactions contemplated hereby; provided, that each party agrees to indemnify the other party pursuant to Section 15 for such noncompliance.

      10.12  Accounts Receivable.

           10.12.1 Both parties acknowledge that all accounts receivable of the other party for services performed by such other party in connection with the operation of its Station(s) prior to the Closing Date ("Closing Accounts Receivable"), shall remain the property of the other party.

           10.12.2 After the Closing Date and until such time as an account receivable has aged for 120 days, SFX and CBS shall each use reasonable efforts to collect, in the manner regularly pursued by SFX and CBS in the ordinary course of their business, such of the other party's Closing Accounts Receivable as are collectible. SFX and CBS will each furnish to the other party a complete list of the other party's Closing Accounts Receivable within twenty (20) days after the Closing Date. Any funds received after the Closing Date by either party with respect to the other party's Closing Accounts Receivables shall be forwarded directly to SFX or CBS as applicable, for deposit and processing. If any Closing Accounts Receivable are received by SFX or CBS in combination with accounts receivable arising after the Closing Date, SFX or CBS will deposit such funds into its own account and remit such portions of the funds received applicable to the other party's Closing Accounts Receivable along with backup documentation by the 15th day of the following month. Each party








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will supply the other party with a Closing Accounts Receivable aging report for such other party's Closing Accounts Receivable on a monthly basis to track the remaining outstanding Closing Accounts Receivable of such other party until both parties mutually agree to discontinue such reports. Neither SFX nor CBS shall be required or authorized to institute any litigation or employ counsel or to utilize any means of collection outside of the ordinary course of business with respect to any of the other party's Closing Accounts Receivable, respectively, unless authorized in writing by the other party. All payments received from account debtors on account of Closing Accounts Receivable shall be applied to the account debtor's oldest accounts receivable first, except to the extent that an account debtor shall specify that its payments relate to a specific invoice. Both parties will make reasonable efforts to handle ongoing customers in a manner that helps to insure the continuity of such customer's business with the other party's Station(s).

      10.13 Completion of Schedules. As soon as practicable after the date hereof (and in any event by October 1, 1996), each party shall deliver to the other party a complete set of the schedules contemplated by this Agreement.


                          ARTICLE 11

                         CONDITIONS OF CLOSING BY CBS

      The obligations of CBS hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

      11.1  Representations, Warranties and Covenants.

           11.1.1 All representations and warranties of SFX and SFX Broadcasting made in this Agreement, or in any Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date (unless an earlier date is expressly provided for therein), except for changes expressly permitted or contemplated by the terms of this Agreement.








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           11.1.2 All of the terms, covenants and conditions to be complied with and performed by SFX and SFX Broadcasting on or prior to Closing Date shall have been complied with or performed in all material respects.

           11.1.3 CBS shall have received a certificate, dated as of the Closing Date, executed by an officer of SFX and SFX Broadcasting, to the effect that the conditions set forth in Sections 11.1.1 and 11.1.2 have been satisfied.

      11.2  Governmental Consents.  The conditions specified in
Sections 5.1, 5.2 and 5.3 shall have been satisfied.

      11.3 Governmental Authorizations. SFX shall be the holder of the SFX Station Licenses and all other material licenses, permits and other authorizations listed in Schedule 6.4, and there shall not have been any modification of any of such licenses, permits and other authorizations which has a Material Adverse Effect on the SFX Station or the conduct of its business and operations. No proceeding shall be pending which seeks or the effect of which reasonably could be to revoke, cancel, fail to renew, suspend or modify materially and adversely the SFX Station Licenses or any other material licenses, permits or other authorizations of the SFX Station.

      11.4 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

      11.5 Legal Opinion. SFX shall have delivered to CBS a written opinion of its in-house corporate counsel, dated as of the Closing Date, with respect to the matters set forth in Schedule 11.5, in a form satisfactory to CBS and SFX.

      11.6 Board Approval. The WELCO and CBS Boards shall have authorized the transactions to be consummated by CBS at the Closing.









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      11.7 Third-Party Consents. SFX shall have obtained and shall have delivered to CBS all third-party consents to the SFX Material Contracts.

      11.8 Closing Documents. SFX shall have delivered or caused to be delivered to CBS, on the Closing Date, all deeds, bills of sale, endorsements, assignment and other instruments of conveyance and transfer reasonably satisfactory in form and substance to CBS, effecting the sale, transfer, assignment and conveyance of the SFX Station Assets to CBS and the assumption of the SFX Assumed Liabilities, including each of the documents required to be delivered pursuant to Article 14.

      11.9 Financing Statements. SFX shall have delivered to CBS releases under the Uniform Commercial Code of any financing statements filed against any of the SFX Station Assets in the jurisdictions in which the SFX Station Assets are and have been located since such SFX Station Assets were acquired by SFX.

      11.10 Environmental Condition. CBS shall have been satisfied in its reasonable discretion that any environmental conditions identified in the Phase 1 environmental audit report with respect to the SFX Real Estate and operations of the SFX Station, and the environmental and industrial hygiene and safety condition of the SFX Real Estate and operations of the SFX Station, shall have been or are scheduled to be satisfactorily remediated.

      11.11 Due Diligence. (a) On or Prior to October 10, 1996. CBS shall have been satisfied that its due diligence review of the SFX Station, the SFX Station Assets and the CBS Assumed Liabilities shall not have revealed any fact or circumstance which shall have caused CBS to believe in good faith that proceeding with the transactions contemplated hereby would adversely affect CBS; provided, however, that this condition shall irrevocably be deemed satisfied for all purposes hereunder if CBS shall not have described any such facts and circumstances in reasonable detail in writing to SFX on or prior to October 10, 1996.

      (b) Prior to October 16, 1996. CBS shall have been satisfied that its due diligence review of the SFX Schedules (and








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the underlying agreements, documents and other information referred to or directly supporting the information set forth in the SFX Schedules) shall not have revealed facts and circumstances that are materially different, taken as a whole, from the facts and circumstances as known to CBS on the date hereof and that such differences could reasonably be expected to materially adversely affect the SFX Station Assets, or that any such difference so identified shall have been or shall be resolved to the reasonable satisfaction of CBS; provided, however, that this condition shall irrevocably be deemed satisfied for all purposes hereunder with respect to any such differences that CBS shall not have described in reasonable detail in writing to SFX prior to October 16, 1996.


                                  ARTICLE 12

       CONDITIONS OF CLOSING BY SFX AND SFX BROADCASTING

      The obligations of SFX and SFX Broadcasting hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

      12.1  Representations, Warranties and Covenants.

           12.1.1 All representations and warranties of CBS made in this Agreement, or in any Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date (unless an earlier date is expressly provided for therein), except for changes expressly permitted or contemplated by the terms of this Agreement.

           12.1.2 All of the terms, covenants and conditions to be complied with and performed by CBS on or prior to the Closing Date shall have been complied with or performed in all material respects.

           12.1.3 SFX shall have received a certificate, dated as of the Closing Date, executed by an officer of CBS, to the effect that the conditions set forth in Sections 12.1.1 and 12.1.2 have been satisfied.








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      12.2  Governmental Consents.  The conditions specified in
Sections 5.1, 5.2 and 5.3 shall have been satisfied.

      12.3 Government Authorizations. CBS shall be the holder of the CBS Stations Licenses and all other material licenses, permits and other authorizations listed in Schedule 7.4, and there shall not have been any modification of any of such licenses, permits and other authorizations which has a Material Adverse Effect on the CBS Stations or the conduct of its business and operations. No proceeding shall be pending which seeks or the effect of which reasonably could be to revoke, cancel, fail to renew, suspend or modify materially and adversely the CBS Stations Licenses or any other material licenses, permits or other authorizations of the CBS Stations.

      12.4 Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no other, decree or judgment of any court, agency or other governmental authority shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

      12.5 Legal Opinion. CBS shall have delivered to SFX an opinion of its counsel, an employee of CBS, dated as of the Closing Date, with respect to the matters set forth in Schedule 12.5 in a form satisfactory to CBS and SFX.

      12.6 Third-Party Consents. CBS shall have obtained and shall have delivered to SFX all third-party consents to the CBS Material Contracts.

      12.7 Closing. CBS shall have delivered or caused to be delivered to SFX, on the Closing Date, all deeds, bills of sale, endorsements, assignment and other instruments of conveyance and transfer reasonably satisfactory in form and substance to SFX, effecting the sale, transfer, assignment and conveyance of the CBS Stations Assets to SFX and the assumption by CBS of the CBS Assumed Liabilities, including each of the documents required to be delivered pursuant to Article 14.

      12.8  Financing Statements.  CBS shall have delivered to SFX








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releases under the Uniform Commercial Code of any financing statements filed against any of the CBS Stations Assets in the jurisdictions in which the CBS Stations Assets are and have been located since such CBS Stations Assets were acquired by CBS.

      12.9 Environmental. SFX shall have been satisfied in its reasonable discretion that any environmental conditions identified in the Phase 1 environmental audit report with respect to the CBS Real Estate and operations of the CBS Stations, and the environmental and industrial hygiene and safety condition of the CBS Real Estate and operations of the CBS Stations, shall have been or are scheduled to be satisfactorily remediated.

      12.10 Due Diligence. (a) On or Prior to October 10, 1996. SFX shall have been satisfied that its due diligence review of the CBS Stations, the CBS Stations Assets and the SFX Assumed Liabilities shall not have revealed any fact or circumstance which shall have caused SFX to believe in good faith that proceeding with the transactions contemplated hereby would adversely affect SFX; provided, however, that this condition shall irrevocably be deemed satisfied for all purposes hereunder if SFX shall not have described any such facts and circumstances in reasonable detail in writing to CBS on or prior to October 10, 1996.

      (b) Prior to October 16, 1996. SFX shall have been satisfied that its due diligence review of the CBS Schedules (and the underlying agreements, documents and other information referred to or directly supporting the information set forth in the CBS Schedules) shall not have revealed facts and circumstances that are materially different, taken as a whole, from the facts and circumstances as known to SFX on the date hereof and that such differences could reasonably be expected to materially adversely affect the CBS Stations Assets, or that any such difference so identified shall have been or shall be resolved to the reasonable satisfaction of SFX; provided, however, that this condition shall irrevocably be deemed satisfied for all purposes hereunder with respect to any such differences that SFX shall not have described in reasonable detail in writing to CBS prior to October 16, 1996.










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                                  ARTICLE 13

                      EXPENSES; TRANSFER TAXES; AND FEES

      13.1 Expenses; Transfer Taxes. Except as set forth in Section 13.2, each party hereto shall be solely responsible for all costs and expense incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement, including all recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes, associated with transferring its Station Assets in accordance with this Agreement, and any filing or grant fees imposed by any governmental authority, the consent of which is required to the transactions contemplated hereby.

      13.2 Appraisal Fee. The appraisal fee of the independent valuation firm selected in accordance with Section 3.2 shall be borne equally by CBS and SFX.


                                  ARTICLE 14

             DOCUMENTS TO BE DELIVERED AT CLOSING

      14.1  SFX's Documents.  At the Closing, SFX and SFX
Broadcasting shall deliver or cause to be delivered to CBS the following:

           14.1.1 Bill of sale, general warranty deed, assignments and other good and sufficient instruments of conveyance, transfer and assignment, all in form and substance reasonably satisfactory to counsel for CBS, as shall be effective to vest in CBS or its permitted assignees, good and marketable title in and to the SFX Station Assets transferred pursuant to this Agreement in accordance with the terms of this Agreement;

           14.1.2 Certified resolutions of the Boards of Directors of SFX and SFX Broadcasting approving the execution and delivery of this Agreement and each of the other documents and authorizing the consummation of the transactions contemplated hereby and thereby;









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           14.1.3  A certificate, dated the Closing Date, by SFX
and SFX Broadcasting in the form described in Section 11.1.3;

           14.1.4 At the time and place of Closing, originals or copies of all program, operations, transmissions, or maintenance logs and all other records required to be maintained by the FCC with respect to the SFX Station, including the SFX's Station's public file, shall be left at the SFX Station and thereby delivered to CBS;

           14.1.5 An assignment and assumption agreement or agreements reasonably satisfactory in form and substance to counsel to CBS effecting the assumption of the SFX Assumed Liabilities;

           14.1.6 Certificates of Good Standing for SFX and SFX Broadcasting from the States of Delaware and Texas certified as of a date not more than thirty (30) days before the Closing Date;

           14.1.7  The opinion of SFX's counsel referenced in Section ll.5; and

           14.1.8 Such additional information and materials as CBS shall have reasonably requested.

      14.2 CBS's Documents. At the Closing, CBS shall deliver or cause to be delivered to SFX and SFX Broadcasting the following:

           14.2.1 Bill of sale, assignments and other good and sufficient instruments of conveyance, transfer and assignment, all in form and substance reasonably satisfactory to counsel for SFX, as shall be effective to vest in SFX or its permitted assignees, good and marketable title in and to the CBS Stations Assets transferred pursuant to this Agreement in accordance with the terms of this Agreement;

           14.2.2 Certified resolutions of the Board of Directors of CBS and WELCO approving the execution and delivery of this Agreement and each of the other documents and agreements referred to herein and authorizing the consummation of the transactions contemplated hereby and thereby;









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           14.2.3  A certificate, dated the Closing Date, by CBS
in the form described in Section 12.1.3;

           14.2.4 At the time and place of Closing, CBS's originals or copies of all program, operations, transmissions, or maintenance logs and all other records required to be maintained by the FCC with respect to the CBS Stations, including the CBS Stations' public file, shall be left at the CBS Stations and thereby delivered to SFX;

           14.2.5 An assignment and assumption agreement or agreements reasonably satisfactory in form and substance to counsel to SFX effecting the assumption of the CBS Assumed Liabilities;

           14.2.6 Certificates of Good Standing for CBS from the States of New York and Texas dated not more than thirty (30) days before the Closing Date;

           14.2.7  The opinion of CBS's counsel referenced in
Section 12.5; and

           14.2.8 Such additional information and materials as SFX shall have reasonably requested.


                                  ARTICLE 15

                                INDEMNIFICATION

           15.1 SFX's Indemnities. SFX and SFX Broadcasting hereby agree to indemnify, defend and hold harmless CBS, its Affiliates and their respective officers and directors (the "CBS Indemnitees") with respect to any and all demands, claims, actions, suits, proceedings, assessments, judgments, costs, losses, damages, liabilities and expenses (including interest, penalties, court costs and reasonable attorneys' fees)








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(collectively "Damages") asserted against, resulting from, imposed upon or incurred by the CBS Indemnitees directly or indirectly relating to or arising out of:

           15.1.1 The breach by SFX or SFX Broadcasting of any of their representations or warranties, or failure by SFX or SFX Broadcasting to perform any covenants, conditions or agreements of SFX or SFX Broadcasting set forth in this Agreement;

           15.1.2  The SFX Assumed Liabilities;

           15.1.3  The SFX Retained Liabilities;

           15.1.4  Any employee benefit plan maintained by SFX;

           15.1.5 Any failure by SFX to comply with any "bulk sales" law applicable to the transactions contemplated hereby;
and

           15.1.6 Any and all claims, liabilities or obligations of any nature, absolute or contingent, relating to the business and operation of the SFX Station prior to the Closing Date.

      15.2 CBS's Indemnities. CBS hereby agrees to indemnify, defend and hold harmless SFX, SFX Broadcasting, their Affiliates and their respective officers and directors (the "SFX Indemnitees") with respect to any and all Damages asserted against, resulting from, imposed upon or incurred by the SFX Indemnitees directly or indirectly relating to or arising out of:

           15.2.1 The breach by CBS of any of its representations, warranties, or failure by CBS to perform any covenants, conditions or agreements of CBS set forth in this Agreement;

           15.2.2  The CBS Assumed Liabilities;

           15.2.3  The CBS Retained Liabilities;

           15.2.4  Any employee benefit plan maintained by CBS;

           15.2.5  Any failure by CBS to comply with any "bulk








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sales" law applicable to the transactions contemplated hereby;
and

           15.2.6 Any and all claims, liabilities or obligations of any nature, absolute or contingent, relating to the business and operation of the CBS Stations prior to the Closing Date.

      15.3 Survival of Representations and Warranties. The representations and warranties contained herein shall survive the Closing for a period of two (2) years following the Closing Date, except for the representation and warranty with respect to taxes set forth in Sections 6.6 and 7.6, which shall survive until the expiration of any statutes of limitations applicable with respect to such taxes, and the representations and warranties with respect to title set forth in Sections 6.7, 6.8.3, 7.7 and 7.8.3 and the environmental representations in Sections 6.11 and 7.11 which shall survive the Closing for five years, and upon the expiration of such periods shall lapse and be of no further effect unless a specific claim shall have been made or an action shall have been commenced before such date.

      15.4  Procedures.

           15.4.1 Promptly after the receipt by either party (the "Indemnified Party") of notice of (a) any claim or (b) the commencement of any action or proceeding which may entitle such party to indemnification under this Section, such party shall give the other party (the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim.

           15.4.2 If the Indemnifying Party assumes the defense of any such claim or litigation resulting therefrom, the obligations of the Indemnifying Party as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding the Indemnified Party harmless from and against any Damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation resulting therefrom; however, the Indemnified Party may participate, at its expense, in the defense of such








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claim or litigation provided that the Indemnifying Party shall direct and control the defense of such claim or litigation. The Indemnified Party shall cooperate and make available all books and records reasonably necessary and useful in connection with the defense. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment, except with the written consent of the Indemnified Party, or enter into any settlement, except with the written consent of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation.

           15.4.3 If the Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom within 45 days after notice thereof from the Indemnified Party, the Indemnified Party may, but shall have no obligation to, defend against such claim or litigation in such manner as it may deem appropriate, and the Indemnified Party may compromise or settle such claim or litigation without the Indemnifying Party's consent. The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of all expenses, legal or otherwise, incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation. If no settlement of the claim or litigation is made, the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, legal or otherwise, incurred by the Indemnified Party in the defense against such claim or litigation.

      15.5  Limits on and Conditions of Indemnification.

           15.5.1 Threshold Amount. Neither party shall be liable to the other party for any Damages under this Agreement resulting from the falsity or breach of any of the representations or warranties set forth in Articles 6 or 7, except to the extent that the aggregate amount of such Damages exceeds the amount of $100,000 (the "Threshold Amount"); provided, however, that once such aggregate has been exceeded, such party shall be liable for the amount of all Damages, including the Threshold Amount.








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           15.5.2 Consequential Damages. Neither party shall be liable to or indemnify the other party for Damages arising out of any loss or interruption of business, profits, business opportunities or goodwill, loss of use of facilities, cost of capital, claims of customers, or any other indirect, special or consequential damages or any cost or expense related to such Damages. The limitation against liability contained herein shall apply whether the action in which recovery of Damages is sought is based on contract, tort (including sole, concurrent or other negligence and strict liability), statute or otherwise. To the extent permitted by law, any statutory remedies which are inconsistent with the provisions of these terms are waived.

           15.5.3 Other Limitations. Neither party shall be liable to or indemnify the other party for Damages to the extent that the same are: (a) caused, contributed to or exacerbated by the other party; or (b) recovered from any third party (including any insurance proceeds).

           15.5.4 Exclusive Remedy. The remedies provided for under this
Article 15 and Section 17.1 shall be the exclusive remedies of the parties with respect to the matters covered by this Agreement. Neither party shall be entitled to a rescission of this Agreement.

           15.5.5 Assignment of Claims. In the event that any of the Damages for which an Indemnifying Party is responsible or allegedly responsible hereunder are recoverable or potentially recoverable against any third party at the time when payment is due under this Article 15, then, the Indemnified Party shall assign any and all rights that it may have that are related in any fashion to the Damages or the facts or circumstances giving rise thereto to the Indemnifying Party as a condition to any payment due under this Article 15, or, if such rights are not assignable under applicable law or otherwise, the Indemnified Party hereunder shall attempt in good faith to collect any and all damages and losses on account thereof from such third party for the benefit of, and at the expense and direction of, the Indemnifying Party.










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                                  ARTICLE 16

                              TERMINATION RIGHTS

      16.1  Termination.

           16.1.1 This Agreement may be terminated by either CBS or SFX, if the party seeking to terminate is not in material default or breach of this Agreement, upon written notice to the other upon the occurrence of any of the following (so long as such party seeking termination is not itself at such time in material breach of its representations, warranties, covenants or agreements set forth herein):

                (a) if any condition set forth herein to the obligations of the party seeking to terminate has not been satisfied or waived on or prior to the Closing Date; or

                (b) if the FCC denies the FCC Application of such party or designait for a trial-type hearing; or

                (c) if the Closing shall not have occurred by June 30, 1997; or

                (d)  if any of the conditions described in
Section 10.2.2 which permit termination shall occur; or

                (e) if there shall be in effect any judgment, final decree or order that would prevent or make unlawful the Closing of the transactions contemplated by this Agreement.

           16.1.2 This Agreement may be terminated by mutual agreement of the parties hereto.

      16.2 Liability. The termination of this Agreement under Section 16.1 shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.

      16.3 Unwind. In the event that the FCC requires the parties to unwind the transactions contemplated hereby after the Closing has occurred, the parties will mutually agree on the arrangements necessary to put the parties in the positions they








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were in prior to the Closing.


                                  ARTICLE 17

                           MISCELLANEOUS PROVISIONS

           17.1 Specific Performance. SFX and CBS each recognize and acknowledge that, in the event that either party shall fail to perform its obligations to consummate the transactions contemplated hereby, money damages alone will not be adequate to compensate such party for its injury. SFX and CBS, therefore, each agree and acknowledge that, in the event of their failure to perform their obligation to consummate the transactions contemplated hereby, the other party shall be entitled, in addition to any action for monetary damages, and in addition to any other rights and remedies on account of such failure, to specific performance of the terms of this Agreement and of the other party's obligation to consummate the transactions contemplated hereby. If any action is brought by either party to enforce this Agreement, the other party shall waive the defense that there is an adequate remedy at law.

      17.2 Risk of Loss. The risk of loss or damage to any of the SFX Station Assets prior to the Closing Date shall be upon SFX. In consultation with CBS, SFX shall repair, replace and restore any such damaged or lost SFX Station Asset to its prior condition as soon as possible and in no event later than the Closing Date. The risk of loss or damage to any of the CBS Stations Assets prior to the Closing Date shall be upon CBS. In consultation with SFX, CBS shall repair, replace and restore any such damaged or lost CBS Stations Asset to its prior condition as soon as possible and in no event later than the Closing Date.

      17.3 Further Assurances. After the Closing, each party shall, from time to time, at the request of and without further cost or expense to the other party, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably be requested in order to more effectively consummate the transactions contemplated hereby to vest in such party good and marketable title to the assets being transferred hereunder, and each party shall from time to time, at








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                                                                            58








the request of and without further cost or expense to the other party, execute and deliver such other instruments and take such other actions as may reasonably be requested in order to more effectively relieve such party of any obligations being assumed by the other party hereunder.

      17.4 Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may voluntarily or involuntarily assign its interest under this Agreement without the prior written consent of the other party, except for any assignment to an Affiliate of either party in which case SFX or CBS, as the case may be, shall remain fully obligated under this Agreement as an assignor.

      17.5 Headings. The table of contents and headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

      17.6 Governing Law. The construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the choice of law provisions thereof.

      17.7 Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received on the date of personal delivery or on the third day after deposit in the U.S. mail, if mailed by registered or certified mail, postage prepaid and return receipt requested, or on the day after delivery to a nationally recognized overnight courier service for next morning delivery, or by fax transmission with confirmed receipt by the other party, and shall be addressed








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to the following addresses, or to such other address as any party may request, pursuant to this Section 17.7:

      To SFX or SFX
      Broadcasting:   SFX Broadcasting, Inc.
                      150 East 58th Street - 19th Floor
                      New York, New York 10155
                      Attention: Robert F. X. Sillerman

      Copy to:        SFX Broadcasting, Inc.
                      150 East 58th Street - 19th Floor
                      New York, New York 10155
                      Attention: Richard A. Liese, Esq.

      To CBS:         CBS Inc.
                      10220 River Road
                      Potomac, Maryland 20854
                      Attention: Dan Mason

      Copy to:        CBS Inc.
                      51 West 52nd Street
                      New York, New York 10019-6188
                      Attention: Law Department,
                                 M. P. Messinger

      17.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

      17.9 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

      17.10 Public Announcements. SFX, SFX Broadcasting and CBS shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any public statement without the consent of the other, except as may be required by law.








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                                                                            60








      17.11 Exclusive Jurisdiction and Consent to Service of Process. The parties agree that any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, shall be instituted in a Federal or state court sitting in New York, New York, which shall be the exclusive jurisdiction and venue of said legal proceedings and each party hereto waives any objection which such party may now or hereafter have to the laying of venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against such party (or the subsidiary of such party) when transmitted in accordance with Section 17.7. Nothing contained herein shall be deemed to affect the right of any party hereto to serve process in any manner permitted by law.

      17.12 Severability. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

      17.13 Amendments and Waivers. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

      17.14 Certain Definitions and Usage. For all purposes of this Agreement, except as otherwise expressly provided, the following terms have the following meanings:

           "Affiliate" means an entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any party.

           "Material Adverse Effect" means a material adverse effect on, or material adverse change in, (i) the SFX








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      Station Assets or CBS Stations Assets, taken as a whole, (ii) the business, results of operations or financial or other condition of the SFX Station or the CBS Stations, or (ii) the ability of SFX or CBS to perform their respective obligations under this Agreement.
           "person" means any individual, corporation, partnership, firm, joint venture, association, unincorporated organization, or other entity.

      When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article, Section or Schedule of this Agreement unless otherwise indicated. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles as in effect from time to time. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term, and references to a person are also to its permitted successors and assigns.

      17.15 Entire Agreement. This Agreement and the Schedules hereto and the ancillary documents provided for herein embody the entire agreement and understanding of the parties hereto relating to the matters provided for herein and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                  WHFS, INC.

                                  By: /s/ Robert F.X. Sillerman
                                     --------------------------
                                      Name: Robert F.X. Sillerman
                                     Title: Chairman and CEO









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                                                                            62







                          LIBERTY BROADCASTING OF MARYLAND
                                 INCORPORATED

                                  By: /s/ Robert F.X. Sillerman
                                     --------------------------
                                      Name: Robert F.X. Sillerman
                                     Title: Chairman and CEO



                          SFX BROADCASTING, INC.

                                  By: /s/ Robert F.X. Sillerman
                                     --------------------------
                                      Name: Robert F.X. Sillerman
                                     Title: Chairman and CEO



                          By:
                                     Name:
                                    Title:


                          CBS INC.

                                  By: /s/ Dan Mason
                                     --------------------------
                                      Name: Dan Mason
                                     Title: President